EXHIBIT 99.4

HUNTINGTON INGALLS INDUSTRIES

FINANCIAL SECURITY AND SAVINGS PROGRAM

Amendment and Restatement Effective as of October 1, 2015

i

Section 15.02	Construction	49
Section 15.03	No Employment Rights	49
Section 15.04	Limitation to Trust Fund	49
Section 15.05	Severability	49

ARTICLE 16	OTHER RULES ON DISTRIBUTIONS	50

Section 16.01	Missing Payee	50
Section 16.02	Disputes About Payee	50
Section 16.03	Administrative Delays	50
Section 16.04	Facility of Payment	50
Section 16.05	Incorrect Payment of Benefits	50
Section 16.06	Disposition of Employees	51
Section 16.07	Top Heavy Rules	51
Section 16.08	Claims and Issues	51

APPENDIX A	SECTION 415 LIMITS	52

Section A.01	In General.	52
Section A.02	Reductions Among Defined Contribution Plans	52
Section A.03	Compensation	52
Section A.04	Annual Additions	52
Section A.05	Limitation Year	53
Section A.06	Special Aggregation Group	53

APPENDIX B	TOP HEAVY PROVISIONS	54

Section B.01	Generally	54
Section B.02	Eligibility for Required Contributions	54
Section B.03	Required Contribution	54
Section B.04	Top-Heavy Minimum	54
Section B.05	Participants Under Defined Benefit Plans	55
Section B.06	Leased Employees	56
Section B.07	Determination of Top Heaviness	56
Section B.08	Calculation of Top-Heavy Ratios	56
Section B.09	Cumulative Accounts and Cumulative Accrued Benefits	56
Section B.10	Other Definitions	58
Section B.11	Affiliated Companies	58
Section B.12	Aggregation Group	59
Section B.13	Compensation	59
Section B.14	Determination Date	59
Section B.15	Key Employee	59
Section B.16	Limitation Year	60
Section B.17	Nonintegrated	60
Section B.18	Special Member	60
Section B.19	Test Period	60
Section B.20	Year of Service	60

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APPENDIX C	THE 401(K) AND 401(M) TESTS	61

Section C.01	In General	61
Section C.02	The 401(k) Test	61
Section C.03	K Percentage	61
Section C.04	401(k) Limit	62
Section C.05	Highly Compensated Individual K Percentage Limit	63
Section C.06	Excess Tax Deferred Contributions	63
Section C.07	Treatment of Excess Tax Deferred Compensation	63
Section C.08	The 401(m) Test	64
Section C.09	A&C Percentage	64
Section C.10	Highly Compensated Group Limit	66
Section C.11	Highly Compensated Individual A&C Limit	66
Section C.12	Excess A&C Contributions	66
Section C.13	Treatment of Excess A&C Contributions	67
Section C.14	Reductions During the Year	67
Section C.15	Unmatched Company Contributions	67
Section C.16	Employee Stock Ownership Plan	68
Section C.17	Compensation	68

APPENDIX D	HIGHLY COMPENSATED PARTICIPANTS	69

Section D.01	In General	69
Section D.02	Highly Compensated Participant	69
Section D.03	5%-0wner Test	69
Section D.04	Preceding Plan Year Compensation Test	69
Section D.05	5%-0wner	69
Section D.06	Nonresident Aliens	69
Section D.07	Compensation	69

APPENDIX E	VETERANS’ REEMPLOYMENT RIGHTS	70

Section E.01	In General	70
Section E.02	Service Credit	70
Section E.03	Compensation Credit	70
Section E.04	Qualified Veteran	70
Section E.05	Qualified Military Service	70

APPENDIX F	SERVICE COUNTING AFTER ACQUISITION BY NORTHROP GRUMMAN CORPORATION	71

Section F.01	General	71
Section F.02	Acquisition of Litton Industries, Inc	71
Section F.03	Controlled Group Parent After Affiliation	71
Section F.04	Coverage	72
Section F.05	Service with Northrop Grumman Group	72
Section F.06	Compensation	72
Section F.07	Nonduplication	72

APPENDIX G	EMPLOYEE STOCK OWNERSHIP PLAN	73

ARTICLE G1	GENERAL PROVISIONS	73

Section G1.01	Single Plan	73
Section G1.02	Application of Plan Provisions	73
Section G1.03	Form of Contributions	73
Section G1.04	Discrimination Testing	73
Section G1.05	Vesting	73
Section G1.06	Forfeitures	73
Section G1.07	Section 415 Limitations	73

ARTICLE G2	LOAN REQUIREMENTS	74

Section G2.01	In General	74
Section G2.02	Use of Loan Proceeds	74
Section G2.03	Price of Securities	74
Section G2.04	Suspense Account	74
Section G2.05	Restrictions on Securities	74
Section G2.06	Liability and Collateral	74
Section G2.07	Release of Collateral	75
Section G2.08	Payments	75
Section G2.09	Separate Accounting	75
Section G2.10	Default	75
Section G2.11	Interest Rate	75
Section G2.12	Loan Term	75

ARTICLE G3	LOAN REPAYMENTS	76

Section G3.01	Ordering Rule	76
Section G3.02	Special Contributions	76
Section G3.03	Use of Qualifying Securities	76

ARTICLE G4	SUSPENSE ACCOUNT	77

Section G4.01	Application	77
Section G4.02	Suspense Account	77
Section G4.03	Income	77
Section G4.04	Rights to Suspense Account Amounts	77
Section G4.05	General Rule for Release From Suspense	77
Section G4.06	Special Election	77

ARTICLE G5	COMPANY CONTRIBUTIONS	79

Section G5.01	Special Company Contributions	79
Section G5.02	Allocation of Special Contributions	79
Section G5.03	Section 415 Limitations	79

ARTICLE G6	DIVIDENDS	80

Section G6.01	In General	80
Section G6.02	Allocation of Dividends	80
Section G6.03	Loan Repayments	80

Section G6.04	Excess Dividends	80
Section G6.05	Conditioned on Deductibility	80
Section G6.06	Direct Distribution of Dividends	80
Section G6.07	Meaning of “Participant”	81

ARTICLE G7	ALLOCATIONS OF SUSPENSE ACCOUNT AMOUNTS	82

Section G7.01	In General	82
Section G7.02	Release From Suspense Account	82
Section G7.03	Allocation of Amounts Attributable to Special Contributions	83
Section G7.04	Release of Collateral	83
Section G7.05	Section 415 Limits	83

ARTICLE G8	VOTING RIGHTS AND TENDER OFFERS	84

Section G8.01	In General	84
Section G8.02	Voting of Qualifying Securities	84
Section G8.03	Tender Offers, Etc	85

ARTICLE G9	INVESTMENTS	89

Section G9.01	Huntington Ingalls Industries Fund	89
Section G9.02	Primary Investment	89

ARTICLE G10	DIVERSIFICATION	90

Section G10.01	In General	90
Section G 10.02	Eligibility	90
Section G10.03	Diversification Election	90
Section G10.04	Timing of Election	90

ARTICLE G11	DISTRIBUTIONS	91

Section G11.01	Application	91
Section G11.02	Timing of Distributions	91
Section G11.03	Exception for Financed Securities	91
Section G11.04	Form of Distributions	91
Section G11.05	Condition of Distributions	91

ARTICLE G12	TERMINATION	92

Section G12.01	Termination	92

APPENDIX H	HUNTINGTON INGALLS INDUSTRIES TRANSFER PROVISIONS	93

ARTICLE H1	APPLICATION AND DEFINITIONS	93

Section Hl.01	Application	93
Section H1.02	Definitions	93

ARTICLE H2	TRANSFERS AND REHIRES	94

Section H2.01	Service Credit	94

Section H2.02	Former Employees	94
Section H2.03	Continuation of Elections	94
Section H2.04	Transfers to Northrop Grumman Group	94

ARTICLE H3	PLAN LIMITS AND NON-DISCRIMINATION TESTING	95

Section H3.01	Code Section 401(a)(17) Limits	95
Section H3.02	Code Section 415 Limits	95
Section H3.03	Code Section 402(g) Limits	95
Section H3.04	Non-Discrimination Testing	95

EXHIBIT A	PARTICIPATING COMPANIES	96

EXHIBIT B	ELIGIBLE PAY	97

EXHIBIT C	FORM POWER OF ATTORNEY	98

ARTICLE 1

General

Section 1.01 Introduction. Effective as of March 31, 2011, Huntington Ingalls Industries, Inc. (the “Company”) established the Huntington Ingalls Industries Financial Security and Savings Program (the “Plan”). This Plan is intended to provide a means for Employees to defer and invest part of their pay until retirement and to encourage such deferral by matching part of the amounts deferred with contributions from the Company in order to promote the welfare and financial security of Employees by the accumulation of additional funds for their retirement years. The Plan and Trust are intended to qualify for tax exemption under Code Sections 401(a), 401(k), and 501(a), and are to be interpreted and administered accordingly. Plan language concerning the requirements for tax-qualified plans under the Code or ERISA — or the regulations or rulings under the Code or ERISA — is to be interpreted only to implement the statute, regulation, or ruling, unless Plan language explicitly and clearly provides additional rights or benefits. The Plan is established and maintained by Huntington Ingalls Industries, Inc. under EIN 90-0607005.

The Plan is hereby amended and restated effective as of October 1, 2015.

Section 1.02 Spin-Off. In connection with Northrop Grumman Corporation’s (“Northrop Grumman”) spin-off of its shipbuilding business, Northrop Grumman underwent an internal reorganization and incorporated the Company on August 4, 2010 as an indirect subsidiary of Northrop Grumman. The Company was spun-off effective March 31, 2011 (the “Spin-Off’) pursuant to a Separation and Distribution Agreement, dated March 31, 2011. Effective as of the Spin-Off, the Company is an independent, publicly traded corporation which owns and operates the shipbuilding business previously owned and operated by Northrop Grumman (through its direct and indirect subsidiaries). Prior to the Spin-Off, Northrop Grumman’s EIN was 95-4840775. After the Spin-Off, Northrop Grumman’s EIN will be 80-0640649.

Section 1.03 Transfer of Assets and Liabilities; Service Credit. Coincident with the Spin-Off and as described in that certain Employee Matters Agreement dated March 31, 2011, the Company and its affiliates established a number of qualified defined contribution pension plans that are substantially similar to those plans maintained by Northrop Grumman. Certain employees, former employees, and retirees identified as of the Spin-Off (“HII Participants”) had their account balances under the Northrop Grumman Financial Security and Savings Program transferred to this Plan. The assets and liabilities attributable to these HII Participants are transferred to this Plan in accordance with Code Section 414(1) and ERISA Section 208.

Section 1.04 Applicability. The Plan becomes applicable to Employees specified in Exhibit A hereto on the respective dates in such other document(s) whereby the Plan is adopted on behalf of the Employees. Any amendment to the Plan that becomes effective thereafter shall apply only to Participants whose Termination of Employment occurs on or after the effective date of such amendment, except to the extent that the amendment otherwise provides.

Section 1.05 Construction. As used in the Plan, words of masculine gender shall be construed to include the feminine or neuter gender, as the identity of the person or persons may require, and words of singular or plural number shall be construed to include the plural or singular number, respectively, unless the context in which they are used clearly requires the contrary construction.

Section 1.06 Special Effective Date. For Plan participants who became eligible to commence benefits under the Litton Corporate Severance Policy before July 1, 2002, and whose benefits under that policy continued after December 31, 2002, the provisions of Exhibit B in effect on December 31, 2002 under the Northrop Grumman Financial Security and Savings Program shall continue to apply to post-December 31, 2002 remuneration paid in accordance with that policy.

ARTICLE 2

Definitions

As used in the Plan, each of the following terms shall have the meaning respectively indicated below:

Section 2.01 Accounting Date. The term Accounting Date refers to end of each business day as defined by and in accordance with the rules of the Committee, which rules may be changed at any time without advance notice to Participants.

Section 2.02 Affiliated Company. The term Affiliated Company shall refer to each entity that satisfies the conditions of any of subsections (a) through (d), but only during such periods that such entity satisfies the conditions of any of subsections (a) through (d):

(a) Any corporation that is included in a controlled group of corporations, within the meaning of Code Section 414(b), that includes the Company;

(b) Any trade or business that is under common control with the Company within the meaning of Code Section 414(c);

(c) Any member of an affiliated service group, within the meaning of Code Section 414(m), that includes the Company; and

(d) Any entity required to be included under Code Section 414(o).

Section 2.03 Aggregation Group. The term Aggregation Group shall refer to a group of plans including any plan that is qualified under Code Section 401(a), that is maintained by a Participating Company or a Related Entity and that is:

(a) a plan in which a Key Employee participates;

(b) a plan that covers no Key Employees but that enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410; or

(c) a plan that is not described in (a) or (b) above, but that satisfies the requirements of Code Sections 401(a)(4) and 410 when considered together with the plans described in (a) or (b) above.

Section 2.04 Beneficiary. The term Beneficiary shall refer to the Spouse of a Participant or, if either there is no Spouse at the time of the Participant’s death or the Spouse consents, such other person whom a deceased Participant had designated, on a form or in a format prescribed by the Committee, to receive his or her account balance from the Plan in the event of his or her death. If no such designation was made or if the person so designated did not survive the Participant, then the Beneficiary shall be the estate of the Participant. The spousal consent described in the preceding sentence shall be invalid unless the consent is signed by the Spouse who survives the Participant, and such signature is witnessed by a member of the Committee, the Committee’s appointed representative, or a notary public.

A Participant’s Beneficiary may not be changed following the Participant’s death, except by (a) a written instrument intended to be a “qualified disclaimer” within the meaning of Code Section 2518, or any successor provision, that is received by the Committee not later than nine months after the Participant’s death and is accepted by the Committee prior to payment of benefits, or (b) a qualified domestic relations order under Code Section 414(p) that is received and accepted by the Committee prior to payment of benefits. The Committee may provide rules and procedures for these authorizations, which rules and procedures may be changed at any time without advance notice to Participants.

Section 2.05 Board. The term Board shall mean the Board of Directors of the Company.

Section 2.06 Break in Service Period. Break-in-Service Period shall mean a period of severance of at least 12 consecutive months commencing on the day after the Employee’s Termination from Employment or the day which marks the first anniversary of an absence due to disability, vacation, leave, layoff, or similar reason, and ending on the date the Employee again performs an Hour of Service for the Company. For purposes of determining whether or not an Employee has incurred a Break in Service Period, an Employee’s period of severance shall be deemed to commence on the second anniversary of the Employee’s absence on account of:

(a) Absence by an individual by reason of the individual’s pregnancy;

(b) Absence by an individual by reason of the birth of a child of the individual;

(c) Absence by an individual by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

(d) Absence by an individual for purposes of caring for such a child for a period immediately following such birth or placement.

Solely for the purposes of determining whether an Employee has incurred a Break in Service Period, the Employee will be credited with Years of Service during a period of leave for the birth, adoption, or placement of a child, to care for a Spouse or an immediate family member with a serious illness or for the Employee’s own illness to the extent required by the Family and Medical Leave Act of 1993 and applicable regulations thereunder.

Section 2.07 Code. The term Code shall refer to the Internal Revenue Code of 1986, as amended.

Section 2.08 Committee. The administrator of the Plan as described in Article 11.

Section 2.09 Company. The term Company means Huntington Ingalls Industries, Inc., a Delaware corporation, and any successor.

Section 2.10 Compensation.

(a) Exhibit B describes items that are specifically included in and excluded from Compensation.

(b) For the Plan Year in which an Eligible Employee has a Termination of Employment, Compensation includes only amounts paid before the end of the first full calendar month following the calendar month in which the Employee’s employment terminates.

Section 2.11 Deposits. Deposits shall be defined as follows:

(a) Generally, “Deposits” refers to the amount of Compensation that an Employee has Elected in accordance with Article 4 to defer and to contribute to the Plan in lieu of receiving cash. Except as otherwise provided, this amount will not be designated as, or deemed to be, an Employee contribution.

(b) “Retirement Fund Deposits” refers to all Deposits that do not exceed 4% of Compensation, determined separately for each Participant and for each payment of Compensation.

(c) “Savings Account Deposits” refers to all Deposits that exceed 4% of Compensation. Any excess is determined separately for each payment of Compensation, but may be reallocated annually to a Participant’s Retirement Fund Deposits, if necessary, so that for any particular Plan Year a Participant’s total Retirement Fund Deposits are equal to the lesser of 4% of Compensation or the maximum amount permitted to be deposited by such Participant to a Code Section 401(k) plan for such Plan Year, if less.

(d) “Matched Deposits” refers to Deposits for various groups as described in (1) and (2) below. Matched Deposits will be determined separately for each payment of Compensation, but will be adjusted annually to reflect any reallocation of a Participant’s Deposits under (c) above to ensure that a Participant’s total Retirement Fund Deposits for the Plan Year equal the lesser of 4% of Compensation for the Plan Year or the maximum amount permitted to be deposited by such Participant to a Code Section 401(k) plan for the Plan Year.

(1) In General. Except as provided in (2) below, Matched Deposits means all Deposits up to 6% of Compensation that are not covered by Section 4.06.

(2) Represented Employees of Ingalls Shipbuilding, Inc. For represented Employees of Ingalls Shipbuilding, Inc., Matched Deposits means all Deposits that exceed 4% of Compensation, do not exceed 8% of Compensation, and are not covered by Section 4.06.

Section 2.12 Determination Date. This term is defined in Section B.14.

Section 2.13 Disqualified Person. A person who is a “disqualified person” within the meaning of Code Section 4975(e )(2).

Section 2.14 Dividends. Dividends on Qualifying Securities whether held in the Suspense Account or allocated to Participants’ ESOP Accounts.

Section 2.15 Elect or Elected. The term Elect or Elected shall refer to the act of making an Election.

Section 2.16 Election. The term Election shall refer to a designation permitted by the Plan and made in accordance with Article 7.

Section 2.17 Eligible Employee. The term Eligible Employee shall refer to each Employee of a Participating Company, excluding (a) each Employee who is included in a unit of employees covered by a negotiated collective bargaining agreement that does not provide for participation in this Plan, and (b) each Employee who is an Ingalls non-represented employee under Entity Code 146. All determinations of who is an Eligible Employee are within the sole discretion of the Participating Company.

Section 2.18 Employee. The term Employee means any person who is reported on the payroll records of a Participating Company or Affiliated Company as a common law employee. This term does not include any other common law employee or any Leased Employee. In particular, it is expressly intended that individuals not treated as common law employees on payroll records are to be excluded from Plan participation even if a court or administrative ( agency determines that such individuals are common law employees and not independent contractors. Any person who is eligible for benefits under the Severance Benefit Policy will continue to be an Employee until salary continuation payments cease under the terms of that plan.

Section  2.19 ERISA. ERISA shall refer to the Employee Retirement Income Security Act of 1974, as amended.

Section 2.20 ESOP. The Huntington Ingalls Industries, Inc. Employee Stock Ownership Plan, a part of the Huntington Ingalls Industries Financial Security and Savings Program.

Section 2.21 ESOP Account. A subaccount of a Participant’s account under the Plan to account for allocations, earnings, and distributions with respect to the Participant under the ESOP.

Section 2.22 Forfeiture. The term Forfeiture shall refer to the nonvested portion of a Participant’s account which is forfeited under Section  6.04 after the Participant’s Termination of Employment.

Section 2.23 Highly Compensated Participant. See Appendix D.

Section 2.24 Huntington Ingalls Industries Fund. This is described under the ESOP.

Section 2.25 Hour of Service. The term Hour of Service shall refer to the following:

(a) Each Hour of Service for which the Employee is directly or indirectly paid or entitled to payment by a Participating Company or Related Entity for the performance of duties.

(b) For purposes of determining whether or not an Employee has incurred a one-year Break in Service Period, notwithstanding anything herein to the contrary, the period of severance shall be deemed to commence on the second anniversary of the first day of absence in the case of an Employee who is absent beyond the first anniversary of the first day of:

(1) Absence by reason of the individual’s pregnancy;

(2) Absence by reason of the birth of a child of the individual;

(3) Absence by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

(4) Absence for purposes of caring for such child for a period immediately following such birth or placement. The period between the first and second anniversaries of the first day of absence is neither a Period of Service nor a Break in Service Period.

(c) Notwithstanding anything herein to the contrary, an Employee will receive credit for service performed for a Participating Company or Related Entity while he or she was a Leased Employee (except as provided in Code Section  414(n)(5)).

Section 2.26 Investment Committee. The Investment Committee shall refer to the committee appointed by the Board and described in Section 12.04 of the Plan.

Section 2.27 Investment Fund. The Investment Fund shall refer to an investment vehicle in which an Employee may Elect to invest that part of his or her account balance which is subject to his or her control as described in Article 7.

Section 2.28 Key Employee. See Appendix B.

Section 2.29 Leased Employee. The term Leased Employee shall mean any person (excluding a person who is a common law employee of an Affiliated Company or Participating Company) who, under an agreement between a Participating Company (or an Affiliated Company) and any other person (“leasing organization”) has performed services for the Participating Company (or an Affiliated Company) and related persons determined in accordance with Code Section 414(n)(6) on a “substantially full-time basis” for a period of at least one year and such services are performed under the primary direction or control of a Participating Company (or an Affiliated Company).

A person is considered to have performed services on a “substantially full-time basis” for a period of at least one year if: (a) during any consecutive 12-month period such person has performed at least 1,500 Hours of Service for the Participating Company (or an Affiliated Company) or (b) during any consecutive 12-month period such person performed services for the Participating Company (or an Affiliated Company) for a number of Hours of Service at least equal to 75% of the average number of hours that are customarily performed by an employee of the Participating Company (or an Affiliated Company) in the particular position.

Such a person will not be a Leased Employee if the person (a) is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of such person’s W-2 wages, (ii) immediate participation, and (iii) full and immediate vesting, and (b) provided, the Leased Employee, determined without regard to whether such person is a participant in the above described money purchase plan, do not constitute more than 20% of the recipient’s nonhighly compensated workforce.

In the event that any Leased Employee subsequently becomes an Eligible Employee, then unless the Plan is otherwise excluded by applicable Treasury Regulations from the requirements of Code Section 414(n), the total period that such former Leased Employee provided services to the Participating Company shall be treated under the Plan, for participation eligibility and vesting purposes as though he or she had been an Employee of the Participating Company or Affiliated Company.

Section 2.30 Limitation Year. The term Limitation Year shall refer to the Plan Year.

Section 2.31 Litton. The term Litton shall refer to Litton Industries, Inc., a Delaware corporation.

Section 2.32 Mandatory Commencement Date. The April 1 of the calendar year following the year in which a Participant attains age 70 1⁄2.

Section 2.33 Northrop Grumman Fund. The investment fund the sole purpose of which is to invest in Northrop Grumman Corporation common stock, other than cash or short-term investments necessary to fund Participant transactions or to pay Plan expenses.

Section 2.34 Participant. The term Participant shall refer to any Employee who is participating in the Plan in accordance with Section 3.01 of the Plan or an individual whose vested account balance has not been distributed to him or her or to his or her Beneficiary.

Section 2.35 Participating Companies. The term Participating Companies shall refer to those entities listed in Exhibit A. Changes to the name or status of a Participating Company will be reflected automatically in the Plan.

Section 2.36 Period of Service.

(a) In General. The term Period of Service refers to the period of time beginning on the day the Employee first performs an Hour of Service with the Company and ending on the earlier of (1) Termination of Employment or (2) the day which marks the first anniversary of an absence due to disability, vacation, leave, layoff, or similar reason (except, in the case of absence due to maternity or paternity leave as described in Section 2.25(b) of the Plan, the second anniversary of the date the individual is first absent). All individual Periods of Service under the Plan shall be aggregated in determining an Employee’s total Period of Service, unless such Periods of Service may be disregarded under Section 3.04 of the Plan.

(b) Periods of Severance Treated as Periods of Service. In determining a Participant’s Period of Service, the following periods of severance shall be taken into account:

(1) If an Employee severs from service by reason of a quit, discharge, or retirement and then performs an Hour of Service within the meaning of Section 2.25(a) of the Plan within 12 months of the severance from service date, the period of severance shall be taken into account;

(2) If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within the meaning of Section 2.25(a) of the Plan within 12 months of the date on which the Employee was first absent from service, the period of severance shall be taken into account.

(c) Service with Other Companies Treated as Periods of Service. The provisions of this subsection (c) are for historical reference only:

(1) For Employees described in (2), pre-acquisition service performed after September 30, 1984 as an employee of either FiberCom, Inc. or Ferretec, Inc. will be treated as Periods of Service to the extent that the service was not forfeited because of cashout or application of the break in service rules under Code Section 411(a)(6) and ERISA Section 203(b).

(2) Paragraph (1) above applies, as of August 1, 1994, to Employees of FiberCom – PolyScientific Division (all Employees affiliated with the Roanoke, Virginia facility) and Employees of Northrop Grumman Guidance and Electronics Company, Inc. (Ferretec Operations of Solid State Division).

(d) Layoff with Recall Rights. In determining a Participant’s Period of Service, any layoff period with recall rights of up to three years shall be taken into account, but only up to the processing date of a distribution.

Section 2.37 Plan. The term Plan refers to the Huntington Ingalls Industries Financial Security and Savings Program and Trust Agreement.

Section 2.38 Plan Year. The term Plan Year shall be the 12-month period commencing on January 1, except the initial Plan Year shall be the period beginning on March 31, 2011 and ending on December 31, 2011; provided that, in the event the Plan is terminated or contributions to the Plan are discontinued, the period between January 1 and the date that such termination or discontinuance occurs shall be the Plan Year.

Section 2.39 Qualifying Securities. “Qualifying Securities” means common stock issued by the Company (or a corporation which is a member of the same controlled group) that is readily tradable on an established securities market. The term “controlled group of corporations” has the meaning given such term by Code Section 409(1)(4).

Section 2.40 Related Entity. The term Related Entity shall refer to each company 80% or more of whose voting stock is owned directly or indirectly by the Company, its successors, or assigns, and which company is not a Participating Company.

Section 2.41 Retirement Plan. The term Retirement Plan shall refer to the Huntington Ingalls Industries Retirement Plan “A,” the Northrop Grumman Retirement Plan “B,” the Ingalls Shipbuilding, Inc. Salaried Employees’ Retirement Plan, or the HII Ingalls Shipbuilding, Inc. Hourly Employees’ Retirement Plan.

Section 2.42 Severance Benefit Policy. The term Severance Benefit Policy refers to the December 21, 2000 Litton Severance Benefit Policy.

Section 2.43 Special Contribution. A discretionary contribution made by the Affiliated Companies in addition to any Company contributions on Matched Deposits.

Section 2.44 Spin-Off. This term is defined in Section 1.02.

Section 2.45 Spouse. The term Spouse shall mean an individual who is lawfully married to an Employee under the law of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common law spouse of an Employee in a legally recognized common law marriage. The term Spouse does not include an individual who has entered into a registered domestic partnership, civil union, or other similar formal relationship with an Employee recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with federal law.

Section 2.46 Suspense Account. An account in the Trust Fund maintained by the Trustee under the ESOP to hold unallocated Qualifying Securities acquired with the proceeds of a loan, Dividends, on such unallocated Qualifying Securities, earnings on such Dividends and any proceeds from the disposition of such unallocated Qualifying Securities.

Section 2.47 Termination of Employment. The term Termination of Employment shall refer to:

(a) General. When an Employee ceases to be an Employee of a Participating Company or Affiliated Company because he or she is discharged, quits, or dies. For Participants covered by the Severance Benefit Policy, Termination of Employment occurs as of the cessation of salary continuation payments under that plan.

(b) Effect of Transferring Liabilities. If the obligation hereunder to pay the accrued benefits of some Participants is transferred to and assumed by a successor defined contribution plan and if the transfer meets the requirements of Section 12.01, such Participants will have no rights under this Plan after the transfer is completed. If a Participant is no longer employed by a Participating Company or Affiliated Company as a result of a sale, outsourcing of the Participant’s job function, or similar transaction with an unrelated employer, that constitutes a severance from employment, he or she will be considered to have a termination of employment only to the extent, consistent with IRS interpretations as determined in the sole discretion of the Committee, that the Plan would remain qualified under Code Sections 401(a) and 401(k) if it treated the Participant as having a termination of employment.

Section 2.48 Top-Heavy Group. See Appendix B.

Section 2.49 Trust or Trust Fund. The terms Trust and Trust Fund refer to the fund or funds established with the Trustee by the Company on behalf of the Plan to hold the assets of the Plan.

Section 2.50 Trust Agreement. The term Trust Agreement shall refer to the written agreement or agreements between the Trustee and the Company that describes the power and duties of the Trustee with respect to the Plan. The powers and duties of the Trustee under such agreements may be different with respect to different portions of the Plan.

Section 2.51 Trustee. The term Trustee refers to the entity holding assets of the Plan in trust pursuant to the Trust Agreement.

Section 2.52 Year of Service. The term Year of Service shall refer to each 12-month Period of Service.

ARTICLE 3

Eligibility To Participate

Section 3.01 Eligibility. Each Employee who is at least 18 years of age, who is not eligible to participate in any other defined contribution plan sponsored by an Affiliated Company, who is not a Leased Employee, and who is not covered under a collective bargaining agreement (unless the collective bargaining agreement specifically provides for participation in the Plan) will be eligible to participate in the Plan. Individuals who are not Eligible Employees but had their accounts under the Northrop Grumman Financial Security and Savings Program transferred to this Plan in connection with the Spin-Off will become inactive Participants in the Plan.

Section 3.02 Enrollment. To participate, an Eligible Employee must enroll in the Plan in accordance with the methods prescribed by the Committee or its delegate.

Section 3.03 Salary Reductions. Salary reductions for the purpose of making Deposits may commence as of the first pay period following the date upon which the Employee becomes eligible to participate in the Plan and Elects to make Deposits.

Section 3.04 Participation Upon Reemployment. If a former Employee who has earned a vested right to a portion of his or her account attributable to Company contributions in accordance with Article 6 is reemployed by the Company, such Employee shall again be eligible to participate in the Plan on the date of reemployment. If a former Employee who has not earned a vested right to any portion of his or her account attributable to Company contributions in accordance with Article 6 is reemployed by the Company, then such Employee shall be treated as a new Employee for purposes of the eligibility requirements of the Plan unless the Break in Service Period incurred by such Employee prior to his or her rehire is less than the greater of (i) five years or (ii) the number of Years of Service earned prior to such Break in Service Period.

Section 3.05 Employees Assigned to Northrop Grumman Security Systems, LLC.

(a) Employees who were Eligible Employees as of April 14, 2002 and were assigned to Northrop Grumman Security Systems, LLC (“NGSS”) on April 15, 2002 will continue to be Eligible Employees for the duration of their service with NGSS. Those Employees will continue to be eligible to participate under the terms of the Plan that covered them immediately before their assignment to NGSS.

(b) Any other Eligible Employees who are assigned to NGSS after April 15, 2002 will continue to be Eligible Employees for the duration of their service with NGSS. Those Employees will continue to be eligible to participate under the terms of the Plan that covered them immediately before their assignment to NGSS.

(c) This Section is not intended to confer Eligible Employee status upon anyone who was not an Eligible Employee immediately before assignment to NGSS.

(1) Specifically, this Section is not intended to extend eligibility to participate in this Plan to any other individuals assigned to NGSS. Employees ( who are eligible to participate in other plans maintained by a Participating Company or Related Entity will continue to be eligible to participate in the plans for which they were eligible immediately before their assignment to NGSS.

(2) This Section is intended only to allow individuals who are assigned to NGSS to continue to be eligible to participate in the Plan under the same terms that applied to them immediately before their NGSS assignment.

ARTICLE 4

Plan Contributions

Section 4.01 Employee Deposits. Each Eligible Employee who is a Highly Compensated Participant may Elect to make Deposits out of any payment of his or her Compensation at a rate of 1% to 25% of such Compensation in increments of 1%, subject to the limitations of Article 10. Each Eligible Employee who is a not a Highly Compensated Participant may Elect to make Deposits out of any payment of his or her Compensation at a rate of 1% to 75% of such Compensation in increments of 1%, subject to the limitations of Article 10. The Deposits so Elected shall be withheld from each payment of Compensation to which such Election applies. Such Elections shall be made in accordance with Article 7.

Section 4.02 Catch-Up Contributions. In accordance with, and subject to the limitations of Code Section 414(v) and the regulations issued under that Section:

(a) All Employees who are eligible to make elective deferrals under the Plan and who are projected to attain age 50 before the end of the calendar year (“Catch-Up Eligible Participants”) may make an annual election to defer an amount in excess of the maximum contribution level provided in Section 4.01 up to the limits under Code Section 414(v) (“Catch-Up Contributions”).

(b) If a Catch-Up Eligible Participant’s elective deferrals exceed the otherwise applicable limits on elective deferrals or annual additions of Code Section 401(a)(30) or 415(c), or Section 4.01 of the Plan, those deferrals shall be treated as Catch-Up Contributions.

Such Catch-Up Contributions shall be taken into account for purposes of determining Matched Deposits under the Plan, but shall not be taken into account for purposes of the Plan provisions implementing the required limitations of Code Sections 402(g) and 415(c). The Plan will not be treated as failing to satisfy Code Section 401(a)(4), 401(k)(3), 410(b), or 416, as applicable, because a Participant makes Catch-Up Contributions.

Section 4.03 Company Contribution on Matched Deposits. The Company will allocate to each Participant’s account as of each Accounting Date an amount equal to 50% of his or her Matched Deposits withheld since the previous Accounting Date.

Section 4.04 Payment to Trust Fund. The Company shall remit to the Trustee the Deposits on a monthly basis and any Company contributions allocable thereto as soon as reasonably possible following the period during which such Deposits were withheld from the Employee’s pay, but not later than the 15th business day of the month following the month in which such Deposits were withheld from the Employee’s pay. The amounts so remitted shall become part of the Trust Fund when received by the Trustee and, except for Retirement Fund Deposits, shall then be allocated to the Investment Fund that the Employee has Elected pursuant to Article 7.

Section 4.05 Limits. The Plan contributions described in this Article are subject to all of the limits of Article 10.

Section 4.06 Rollovers from Other Plans.

(a) Subject to (b), (c), (d), and (e), an Eligible Employee may contribute to the Plan an “eligible rollover distribution” from an “eligible retirement plan.”

(1) “Eligible rollover distribution” means any distribution described in Code Section 402(c)(4) (including any distribution attributable to an Eligible Employee’s Spouse as described in Code Section 402(c)(9), 403(b)(8), or 408(d)(3). The term does not include Roth money.

(2) “Eligible retirement plan” means an eligible retirement plan under Code Section 402(c)(8)(B), except that term does not include plans described in Code Section 457(b). The term includes arrangements described in Code Section 408 only if no amount in the account or annuity is attributable to any source other than a rollover contribution from an employee’s trust described in Code Section 401(a) (a “conduit IRA”).

(b) The amounts rolled into the Plan will be allocated to a subaccount for rollover contributions.

(c) The option described in (a) to make rollover contributions is available only in accordance with procedures established by the Committee.

(d) The Committee may condition acceptance of a rollover contribution described in (a) upon its reasonable conclusion that the distributing plan is qualified, such as by requiring written confirmation, as described in Treasury Regulation Section 1.401(a)(31)-1, Q&A-13(b). The Committee may set up rules that may be changed at any time without advance notice to Eligible Employees or Participants.

(e) An Eligible Employee may make a rollover contribution that the Committee later determines does not qualify as an eligible rollover contribution. In such a case, the Committee will distribute to the Employee as soon as practicable the amount to the Employee’s credit in the rollover contribution subaccount, valued as of the time of the distribution.

Section 4.07 Contributions for Certain Periods of Qualified Military Service. This Section 4.07 shall apply with respect to a Participant who becomes disabled or dies during a period of qualified military service, as determined under Code Section 414(u). The Company shall make the Company contributions on behalf of the Participant to the extent that such contributions would have been made under the terms of the Plan, as modified by this Section 4.07, if the Participant had been reemployed by a Participating Company on the date immediately preceding his or her disability or death, as applicable, and then terminated employment on the date of his or her disability or death.

The Company contributions that are conditioned on Participant Deposits and/or Catch-Up Contributions shall be determined based on the Participant’s average Deposits and Catch-Up Contributions for the 12 months immediately preceding the period of qualified military service, or if shorter his or her actual continuous Period of Service with the Participating Company. Any other Company contributions shall be determined based on either: (a) the Compensation that the Participant would have received during the period of qualified military service if the Participant had continued to be employed by the Participating Company, determined by the Committee in accordance with the Code and applicable regulations; or (b) if the amount in clause (a) is not reasonably certain, the Participant’s Compensation from the Participating Company during the 12-month period (or, if shorter, his or her actual continuous Period of Service with the Participating Company) immediately preceding the start of such qualified military service. Notwithstanding the foregoing, the amounts contributed under this Section 4.07 shall be limited by application of Article 10 during the year(s) to which the contributions relate and shall be reduced by any Company contributions actually made on behalf of the Participant during such period of qualified military service.

ARTICLE 5

Accrued Benefits

Section 5.01 Individual Accounts. Each Participant’s accrued benefit under the Plan shall be represented by the balance of his or her accounts. The Committee shall keep separate subaccounts for each Participant, reflecting Deposits and Company contributions including Forfeitures and the income or loss allocable thereto.

Section 5.02 Determination of Account Balances. As of each Accounting Date, each Participant’s account shall be credited or debited, as appropriate, with (a) his or her Deposits withheld since the previous Accounting Date, (b) any Company contributions described in Sections 4.03 and 6.05 that are then allocable or apportioned to the Participant’s account, and (c) any payments from the account made pursuant to Article 8. The net income or loss shall be apportioned to the account of each Participant pursuant to Section 5.03 as of each Accounting Date, unless the Plan is terminated on another such date, in which event the apportionment shall occur effective as of the date of termination. The amounts so credited or debited shall be allocated to the appropriate subaccounts in accordance with Section 5.01.

Section 5.03 Allocation of Trust Income to Accounts.

(a) Investment Funds. The Trustee will determine separately for each Investment Fund and for the balance of the Trust Fund not invested in an Investment Fund the net income or loss for each business day.

(b) Net Income or Loss. Net income or loss will consist of the investment income or loss of the Investment Fund or the Trust Fund for the appropriate valuation period. This includes the net appreciation or depreciation in the fair value of the Investment Fund or the Trust Fund all properly allocable to such period, less investment expenses and expenses of administering the Plan (other than expenses of administration not paid by the Trustee or the payment of which would be a prohibited transaction under ERISA and not exempt thereunder).

(c) Apportioning Net Income or Loss. The Committee or its delegate will apportion and credit or debit, as the case may be, the amount determined under subsection (b) to the accounts of Participants at the end of the appropriate period in proportion to their respective account balances under the Plan as determined at the beginning of the period. For the purpose of apportioning items based on the status of the account at the beginning of a valuation period, all account balances or portions thereof that, during the month, were payable, paid, or forfeited will be deemed to have been zero at the beginning of the period.

ARTICLE 6

Vesting

Section 6.01 Deposits Always Vested. A Participant shall always be 100% vested in amounts attributable to his or her Deposits.

Section 6.02 Full Vesting at Age 65, Death, Disability, Plan Termination. A Participant who is an Employee shall be 100% vested in his or her total account balance as of the earliest of the following dates: (a) the date of his or her 65th birthday, (b) the date of his or her death, or (c) the date he or she becomes totally disabled. An Employee is totally disabled if he or she is permanently, continuously, and wholly prevented by bodily injury or disease for life from engaging in any occupation for wage or profit and is also entitled to receive disability benefits under the Social Security Act. A Participant will also be 100% vested in his or her total account balance if Company contributions to the Plan are completely discontinued or if the Plan is terminated as described in Code Section 411(d).

Section 6.03 Vesting in Company Contributions.

(a) Except as provided in subsections (b) and (c), a Participant will be 50% vested in his or her Company contributions upon completion of two Years of Service and 100% vested upon completion of three Years of Service.

(b) Any Participant whose Termination of Employment occurs on or after March 1, 2001 as a result of the closing or “downsizing” of the corporate offices of Litton will be 100% vested in his or her Company contributions, regardless of his or her Years of Service.

(c) To the extent a Participant has not been vested in accordance with another provision of this Plan, the provisions of this subsection shall apply in the event of the disposition of all or any part of a CT Business Unit.

(1) To the extent required under the terms of the agreement governing the disposition of a CT Business Unit, any affected Participant as of the Closing Date under the applicable agreement will be 100% vested in his or her Company contributions, regardless of his or her Years of Service, as of the day before the Closing Date. For purposes of this subsection, “Closing Date” means the closing date under the agreement governing the disposition the terms of which require the vesting described above.

(2) For purposes of this subsection, “CT Business Unit” means: Kester Solder Division (Entity Code 205), Interconnect (Entity Code 206), Winchester Electronics Division (Entity Code 208), and Poly-Scientific Division (Entity Code 209), not including employees who provided services at the Charlotte location that was subsequently re-designated as the Synoptics Division (Entity Code 416).

Section 6.04 Forfeitures. If a Participant’s Termination of Employment occurs and such Participant receives a distribution of his or her vested accrued benefit under the Plan, the portion of his or her account balance that is not vested shall be forfeited. Otherwise, the portion of his or her account balance that is not vested shall be forfeited only after such Participant has incurred a Break in Service Period of five years.

Section 6.05 Application of Forfeitures. To the extent not used in the Plan Year to restore Participants’ accounts pursuant to Section 6.06, the Committee shall apply Forfeitures to reduce Company contributions due for the accounting period in which they arise. Any Forfeitures in excess of the amounts applied to reduce Company contributions and to restore Participants’ accounts in such accounting period shall be carried forward to restore Participants’ accounts and to reduce Company contributions due for succeeding accounting periods that fall in the same Plan Year as the accounting period in which the Forfeitures arose. In the event that Forfeitures arise in the year the Plan terminates, such Forfeitures shall be used to restore Participants’ accounts and the excess, if any, shall be used to reduce Company contributions (if any) due for the year.

Section 6.06 Reinstatement of Forfeitures. If upon Termination of Employment a Participant incurred a Forfeiture, and if he or she is reemployed by the Company before he or she has incurred a Break in Service Period of five years, then the balance of his or her account that was forfeited pursuant to Section 6.04, unadjusted by any gains or losses, shall be reinstated upon rehire. The restored balance shall be funded, first, by Forfeitures arising in the accounting period of the rehire or repayment and succeeding accounting periods within the same Plan Year, and, second, by additional Company contributions, which shall be due by the end of said Plan Year. Thereafter, the balance of his or her reinstated account that is considered vested shall be determined in accordance with Section 6.03 as if the Participant had remained continuously employed by the Company, but excluding the Break in Service Period, in determining Years of Service.

ARTICLE 7

Investment Funds And Elections

Regarding Deposit Rates And Election Of Funds

Section 7.01 Investment Funds. The Investment Committee will establish a number of different investment funds or other investment options for the Plan. The Investment Committee may change the funds or other investment options from time to time, except that the Plan shall maintain the Huntington Ingalls Industries Fund in accordance with Appendix G.

Section 7.02 Election of Investment Fund. The Investment Committee shall manage the investment of all amounts attributable to Retirement Fund Deposits. All other amounts held in each Participant’s accounts shall be invested in accordance with the Election of such Participant, made pursuant to Section 7.03(b) below.

Section 7.03 Elections. The following procedures shall govern the making of Elections regarding Deposits and Investment Funds.

(a) Elections Regarding Deposit Rates.

(1) Election of Participant Contributions. An active Participant may elect to make contributions by filing an authorization with the Committee. In the authorization, the Participant:

(A) Agrees to be bound by the terms of the Plan,

(B) Chooses the percentages of Compensation that he or she wishes to contribute, and

(C) Authorizes the Company to withhold his or her contributions from his or her paychecks.

The Committee may specify further rules and procedures for these authorizations, which rules and procedures may be changed at any time without advance notice to Participants.

(2) Elections For Transferring Employees. If an Employee transfers from an ineligible position to a position that makes him or her an Eligible Employee and such Eligible Employee was previously a Participant in the Plan, his or her Deposit Election at the time of his or her prior participation will be applied under the Plan when he or she recommences participation in accordance with the rules and procedures determined by the Committee. If an Employee transfers from an ineligible position to a position that makes him or her an Eligible Employee and such transferring Employee was not previously a Participant in the Plan, his or her Deposit Election shall be governed by Section 4.01

(3) Changes in Participant Contributions.

(A) An active Participant may change the amount of his or her contributions and select a new percentage of contributions as often as permitted under rules established by the Committee.

(B) The Committee may specify the rules and procedures for these changes, including timing rules for when the changes become effective, which rules and procedures may be changed at any time without advance notice to Participants.

(4) Stopping Contributions. An active Participant may stop making all contributions under rules prescribed by the Committee.

(A) To resume making contributions, a Participant must elect to begin contributions again in accordance with the rules and procedures of the Committee.

(B) The Committee may specify further rules and procedures for these changes, including timing rules for when the contributions cease, which rules and procedures may be changed at any time without advance notice to Participants.

(b) Elections Regarding Investment Funds.

(1) Initial Elections. When an Employee first makes an Election regarding a Deposit rate pursuant to subparagraph (a)(l) above, an Investment Fund or Funds shall be specified for the investment of all amounts that are not Retirement Fund Deposits and income thereon. The Elected Investment Fund or Funds shall be effective with respect to Deposits (except Retirement Fund Deposits) and Company contributions made on and after the first date of the calendar month after the calendar month during which the Election is received by the Committee’s delegate. The Election shall be irrevocable except as provided in (2) below.

(2) Subsequent Elections Future Deposits. An Employee may elect new Investment Funds for future contributions by doing so in accordance with the instructions provided under the Plan’s website or interactive telephone system. The effective date of the new Election will be in accordance with procedures established by the Committee or its delegate.

(3) Reallocation of Assets. An Employee may reallocate assets among the Investment Funds for an existing account through the Plan’s website or interactive telephone system. New Elections may be made as frequently as daily and will be effective as of the close of the business day on which the new Election is made.

(4) Limits on Election Regarding Investments. No Participant may Elect to allocate to any Investment Fund less than 100% of any item that he or she can otherwise so allocate unless the percentage Elected (i) is a whole multiple of 1% and (ii) totals 100% when added to other such percentages Elected at the same time.

The Committee may specify further rules and procedures for these changes, including timing rules for when the contributions cease, which rules and procedures may be changed at any time without advance notice to Participants

Section 7.04 The Huntington Ingalls Industries Fund. The Huntington Ingalls Industries Fund will invest in Huntington Ingalls Industries, Inc. stock, subject to Article G9 of the ESOP. No amounts may be transferred to or from the Huntington Ingalls Industries Fund, except to the extent permitted by the ESOP. Huntington Ingalls Industries, Inc. stock held in the Huntington Ingalls Industries Fund will be voted in accordance with the ESOP.

Section 7.05 Investment Trading Restrictions for Officers. Notwithstanding the preceding provisions of this Article 7 and except as necessary under Section 11.16, Company policy provides that Employees who are officers subject to Section 16 of the Securities Exchange Act of 1934 and other appointed or elected officers of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, make any investment elections impacting, or transfer into or out of, the Huntington Ingalls Industries Fund outside the window period specified by the Corporate Vice President and General Counsel of the Company. Except as determined by the Corporate Vice President and General Counsel of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this Section 7.05 shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

ARTICLE 8

Eligibility For And Payment Of Benefits

Section 8.01 Eligibility to Receive Benefits. A Participant shall become eligible to receive his or her vested accrued benefit under the Plan upon his or her Termination of Employment. If the Participant dies before such benefit is paid, his or her Beneficiary shall be eligible to receive such benefit.

Section 8.02 Application for Benefits. No person who is eligible to receive benefits under the Plan pursuant to Section 8.01 with a value exceeding $1,000 on the date of distribution shall receive such benefits until he or she has made a properly completed written request to the Committee or his or her delegate. This Section 8.02 shall be applied without regard to the $1,000 threshold with respect to a Participant employed by Ingalls Shipbuilding, Inc. who is represented by a collective bargaining agreement or who was represented by a collective bargaining agreement but has transferred to a non-represented position.

Section 8.03 Hardship Withdrawals. While this Plan is in effect, an Employee may apply for a withdrawal from his or her account of any amount not in excess of sum of (i) the vested portion of his or her Company contributions related to Savings Account Deposits and (ii) his or her Savings Account Deposits and the net income credited thereon before January 1, 1989. Any application for a hardship withdrawal will be approved by the Committee or his or her delegate if the Employee demonstrates that the withdrawal is on account of a “financial hardship.” For purposes of this Section, a “financial hardship” means an immediate and heavy financial need. A distribution shall be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of:

(a) Medical expenses described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), incurred by the Participant, his or her Spouse, any dependent (as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, or the Beneficiary;

(b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) Payment for all or a portion of the next 12 months of post-secondary education for the Participant, his or her Spouse, children, dependents (as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), or Beneficiary;

(d) Need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e) Payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152, determined without regard to Code Section 152(d)(1)(B)), or Beneficiary;

(f) Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(g) Payment of any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal; or

(h) To satisfy any other circumstances determined by the Secretary of the Treasury to constitute immediate and heavy financial need for this purpose.

A hardship distribution may not exceed the amount necessary to meet the immediate and heavy financial need created by the hardship and any taxes reasonably expected to result from the distribution, and which financial need cannot be satisfied from other resources reasonably available to the Participant. The Plan shall not require an Employee to request a loan from any plan maintained by the Company or maintained by any Related Entity if the Employee certifies that obtaining the loan will increase the Employee’s hardship.

Only one such withdrawal shall be permitted during any period of 12 consecutive months. An Employee who receives a hardship distribution pursuant hereto shall continue to become vested in his or her nonvested accrued benefit in accordance with Section 6.03. A Participant who receives a hardship distribution will be prohibited from making elective deferrals and receiving Company contributions under this Plan and all other plans of the Company or any Affiliated Company for six months after receipt of the distribution.

Section 8.04 Involuntary Distributions. Unless he or she otherwise elects, a Participant whose Termination of Employment has occurred shall be deemed to have automatically elected distribution of his or her benefits immediately, if such benefits equal $1,000 or less on the date of distribution. Anything herein contained to the contrary notwithstanding, the distribution of benefits to a Participant who was a 5% or more owner at any time during the Plan Year ending with the calendar year in which such Participant attained age 70 1⁄2 must begin no later than the April 1 of the calendar year following the year in which the Participant attains age 70 1⁄2, in accordance with Code Section 401(a)(9) and the regulations thereunder. The first sentence of this Section 8.04 shall not apply to Participants employed by Ingalls Shipbuilding, Inc. who are represented by a collective bargaining agreement or who were represented by a collective bargaining agreement but have transferred to a non-represented position.

Section 8.05 Form of Benefit.

(a) Except as provided below, Plan benefits shall be paid in a lump sum in cash.

(b) Anything herein contained to the contrary notwithstanding, if the Participant’s benefits exceed $1,000 on the date of distribution, benefits attributable to Retirement Fund Deposits shall be payable in the form of a Joint and Surviving Spouse Annuity unless the Participant has elected otherwise pursuant to subsection (d).

(c) For purposes of the Plan, “Joint and Surviving Spouse Annuity” means:

(1) for a married Participant, an annuity that provides a monthly benefit to the Participant for his or her life and, upon his or her death, an annuity for the life of his or her surviving Spouse in a monthly amount to be selected by the Participant and his or her Spouse equal to at least one-half of the amount payable to the Participant during his or her life, including a 50% joint and survivor annuity and a 75% optional survivor annuity, in compliance with Code Sections 401(a)(ll) and 417; and

(2) for a single Participant, an annuity for his or her life. Unless a Participant’s account balance attributable to his or her Retirement Fund Deposits is transferred to a Retirement Plan, the monthly amount of the Joint and Surviving Spouse Annuity shall be provided by the life insurance company selected from time to time by the Company, in consideration for the full value of the Participant’s attributable to his or her Retirement Fund Deposits account balance.

In lieu of receipt of a life insurance company annuity, a Participant may elect to have the Trustee transfer his or her benefits attributable to his or her Retirement Fund Deposits (provided that on the date of distribution his or her Retirement Fund Deposits account balance exceeds $1,000) into the Retirement Plan in which he or she had participated at the time of his or her election to be paid in the form and manner provided under such Retirement Plan.

(d) Subject to the spousal consent requirements of this subsection (d), a Participant may elect to receive benefits attributable to his or her Retirement Fund Deposits in a form other than as a Joint and Surviving Spouse Annuity or transfer to a Retirement Plan under subsection (c). The Participant must make this election during the 90-day period before the annuity starting date. If the Participant is married, the election must be accompanied by a valid spousal consent that acknowledges the effect of the election, is signed by the Participant’s Spouse, and is witnessed by the Committee or its representative, or a notary public. In addition, the election may be revoked in writing, and after such revocation another election in writing not to receive benefits attributable to Retirement Fund Deposits in the form of a Joint and Surviving Spouse Annuity may be made at any time and any number of times during the 90-day period prior to the annuity starting date. For purposes of this Article, the term “annuity starting date” means the first day of the first period for which an amount is paid as an annuity or paid in any other form.

(e) (1) Within a reasonable time prior to the Employee’s fifty-fifth (55th) birthday, or, if later, on or about the date of his or her commencement of participation in the Plan, the Committee shall furnish the Employee with the following:

(A) a general description of the Joint and Surviving Spouse Annuity, the circumstances under which it will be provided unless the Employee has elected not to have benefits provided in that form, and the availability of such election,

(B) a general explanation of the relative financial effect on an Employee’s Plan benefit of the election described in (A), and

(C) information as to the availability of the additional information described in the following paragraph (2) and how it may be obtained.

(2) Upon written request to the Committee within 60 days of the receipt of the material described in paragraph (1), an Employee shall be furnished, within 30 days, a written explanation of the terms and conditions of the Joint and Surviving Spouse Annuity and the financial effect of such annuity form on the Employee’s Plan benefit based on the annuity purchase rates then most recently quoted by insurers to the Committee. Unless previously furnished to the Committee, such request by the Employee must include the name, date of birth and social security number of both the Employee and his or her Spouse.

(f) An Employee shall not be considered to be a “married Employee” for purposes of Section 8.05 unless he or she shall have been legally married to his or her Spouse throughout the one-year period ending on the commencement date of the Joint and Surviving Spouse Annuity.

(g) A Participant’s interest in the Huntington Ingalls Industries Fund will be distributed in accordance with the ESOP.

Section 8.06 Death Benefits.

(a) Except as provided below, Plan benefits paid to a Beneficiary shall be paid in a lump sum in cash. If a Beneficiary entitled to a payment dies, any amount payable to the Beneficiary will be paid to the Beneficiary’s estate in a lump sum in cash as soon as administratively practicable.

(b) If a married Participant dies before beginning to receive benefits pursuant to Section 8.05, his or her surviving Spouse, if legally married to the Participant for at least one year prior to the Participant’s death, shall be entitled to receive Plan benefits attributable to Retirement Fund Deposits in the form of a surviving Spouse annuity. In order to pay such surviving Spouse annuity, the Trustee shall transfer the benefit attributable to the Participant’s Retirement Fund Deposits into the appropriate Retirement Plan, provided that the value of the benefits payable to the Spouse exceeds $1,000 on the date of distribution, to be paid in the form and manner provided under the Retirement Plan. Such election must acknowledge the effect of the election to transfer benefits, and the surviving Spouse’s signature must be witnessed by the Committee, his or her representative, or a notary public.

(c) A Participant’s surviving Spouse may reject the surviving Spouse annuity form of death benefit by filing a properly completed written election form with the Committee acknowledging the effect of the election, signed by the surviving Spouse and witnessed by the Committee, his or her representative, or a notary public. If the surviving Spouse annuity is waived, death benefits shall be paid in accordance with subsection (a) above.

(d) Death benefits payable hereunder will be distributed either (i) within five years after the Participant’s death or (ii) over the life of the Participant’s Spouse, in the case of benefits payable in the form of the surviving Spouse annuity, beginning not later than the end of the calendar year following the calendar year in which the Participant would have attained age 70 1⁄2.

(e) A Participant’s interest in the Huntington Ingalls Industries Fund will be distributed in accordance with the ESOP.

(f) Notwithstanding anything in this Plan to the contrary, (1) the Plan shall distribute a surviving Spouse’s entire benefit in a single, lump sum as soon as administratively feasible after Code Section 401(a)(9) requires the surviving Spouse to receive a minimum required distribution; and (2) the Plan shall distribute each other Beneficiary’s entire benefit in a single, lump sum as soon as administratively feasible after the date the Participant dies.

(g) If a Participant dies during a period of qualified military service, as determined under Code Section 414(u), his or her Beneficiary shall be entitled to any additional benefits, other than benefit accruals, as if the Participant was reemployed by a Participating Company on the date immediately preceding his or her death and terminated employment on the date of his or her death.

Section 8.07 Payments of Benefits. Unless otherwise elected, benefits will commence no later than the later of the following:

(a) the Participant’s Mandatory Commencement Date; or

(b) Sixty days after the close of the Plan Year in which the Participant separates from service with the Company.

Notwithstanding the preceding sentence and except as provided under Code Section 401(a)(9), payment of benefits shall not commence until the Committee receives a properly completed election form in accordance with Section 8.02, except as otherwise provided in Section 8.04. The recipient’s elected benefit shall be paid from the Trust Fund and/or purchased from an insurance company or transferred to the Retirement Plan within 120 days following the Accounting Date after the Committee receives the election, and shall be based on the value of the Participant’s accounts as of such Accounting Date.

Section 8.08 Income Tax Withholding. All payments hereunder shall be subject to income tax withholding to the extent required by the Code and, if not preempted by ERISA, applicable state law.

Section 8.09 Direct Rollovers.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article 8, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover (as those terms are defined in this Section). This Section is intended only to implement Code Section 401(a)(31):

(1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include

(A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(B) any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(C) any distribution which is made upon hardship of the Distributee.

If the Plan permits Participants to make after-tax contributions, for purposes of this Section, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions, which are not includible in gross income. After-tax contributions, however, may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) (including a Roth individual retirement account described in Code Section 408A) or to a qualified defined contribution plan described in Code Section 401(a), 403(a), or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of a distribution that is includible in gross income and the portion of a distribution that is not includible in gross income.

(2) Eligible Retirement Plan. An Eligible Retirement Plan is:

(A) an individual retirement account described in Code Section 408(a), including a Roth individual retirement account described in Code Section 408A;

(B) an individual retirement annuity described in Code Section 408(b);

(C) an annuity plan described in Code Section 403(a);

(D) a qualified trust described in Code Section 401(a);

(E) an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(F) an annuity contract described in Code Section 403(b) that accepts the Distributee’s Eligible Rollover Distribution.

However, in the case of an Eligible Rollover Distribution to a Beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E), but is not a surviving Spouse or a former Spouse who is an alternate payee under a qualified domestic relations order as defined in Code Section 414(p), an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity that is treated as an inherited account under Code Section 402(c)(11).

(3) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s surviving Spouse and Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. In addition, a Beneficiary who is a designated beneficiary as defined in Code Section 401(a)(9)(E) is a Distributee with regard to the Beneficiary’s interest in the Plan.

(4) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b) The Committee shall prescribe reasonable procedures for the election of Direct Rollovers under this Section, including but not limited to:

(1) Requirements that the Distributee provide the Committee with adequate information, including, but not limited to, the name of the Eligible Retirement Plan to which the rollover is to be made, a representation that the recipient plan is an individual retirement account or annuity, a 403(a) annuity or a qualified plan (as applicable), acknowledgment from the recipient plan that it will accept the Direct Rollover, and any other information necessary to make the Direct Rollover;

(2) Limitations on the amount of a Direct Rollover, providing that a Direct Rollover may not be elected by a Distributee whose Eligible Rollover Distributions during a year are reasonably expected to be less than $200, and providing that, in the case of a Distributee who elects to receive part of his or her distribution in cash and to have the remainder paid to an Eligible Retirement Plan, the portion to be directly rolled-over must be equal to at least $500; and

(3) Requirements prohibiting the division of an Eligible Rollover Distribution into separate distributions to be paid to more than one Eligible Retirement Plan.

(c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

(1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 8.10 Elective Transfers to a Plan Under Code Section 401(k) Sponsored by an Affiliated Company. For the period ending April 30, 2002, a Participant in the Plan may irrevocably elect to transfer account balances attributable to either or both of his Retirement Fund and/or Savings Account Deposits under the Plan to another plan sponsored by an Affiliated Company which plan is intended to qualify under Code Section 401(k). Such Participant is only allowed to do so if he is employed by such Affiliated Company. If such an elective transfer is made, the Participant shall, for purposes of Section 6.03, be treated as having completed three Years of Service notwithstanding his actual number of Years of Service. If such an elective transfer is made, the Participant shall not be allowed to redeposit any of such amounts or any earnings thereon to the Plan thereafter. For the period beginning on or after May 1, 2002, a Participant may only elect a rollover distribution as permitted under Section 8.09.

Section 8.11 Age 70 1⁄2 Distributions. Any Participant who attains age 70 1⁄2 on or after January 1, 1999, may not receive his or her vested accrued benefit until he or she incurs a Termination of Employment.

Section 8.12 Minimum Distribution Requirements.

(a) Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(b) TEFRA Code Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(c) Time and Manner of Distribution.

(1) Mandatory Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Mandatory Commencement Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.12(c)(2), other than Section 8.12(c)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 8.12(c) and Section 8.12(e), unless Section 8.12(c)(2)(D) applies, distributions are considered to begin on the Participant’s Mandatory Commencement Date. If Section 8.12(c)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.12(c)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Mandatory Commencement Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 8.12(c)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Mandatory Commencement Date, as of the first Distribution Calendar Year, distributions will be made in accordance with subsections (d) and (e) herein. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions under that annuity will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder.

(d) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table provided in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.12(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(e) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life

Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.12(e)(l).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 8.12(c)(2)(A), this Section 8.12(e)(2) will apply as if the surviving Spouse were the Participant.

(f) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4, Q&A-1.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year containing the Participant’s Mandatory Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.12(c)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Mandatory Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Mandatory Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) Life Expectancy. Life expectancy as computed under the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(4) Mandatory Commencement Date. The date specified as the Participant’s required beginning date in the Plan.

(5) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Section 8.13 Age 59 1⁄2 Withdrawals.

(a) Except as provided in (b) and (c), a Participant may withdraw all or a portion of his or her Savings Account Deposits and Matched Deposits upon reaching age 59 1⁄2. This includes Participants under the circumstances described in Section 8.03 and any earnings attributable to these Deposits.

(b) Withdrawals of a Participant’s interest in the Huntington Ingalls Industries Fund are subject to the ESOP.

(c) A Participant may not withdraw amounts from the Retirement Fund Deposits under this Section.

Section 8.14 Annuity Form of Distribution. To the extent required under Code Sections 401(a)(ll) and 417, a married Participant who elects payment of his or her benefits in the form of a life annuity (if available under the Plan) must receive his or her benefits in the form of a qualified joint and 50% survivor annuity (“QJSA”) unless the Participant elects another form of distribution permitted under the Plan, which shall include a single life annuity or a qualified optional 75% survivor annuity (“QOSA”), with the written consent of his or her Spouse that satisfies the provisions of Code Section 417(a)(2). The required consent must be signed by the Spouse, contain an acknowledgment by the Spouse of the effect of the consent, and be witnessed by a Plan representative (other than the Participant) or by a notary public. Notwithstanding the foregoing, spousal consent need not be required if the Committee determines that there is no Spouse because the Spouse cannot be located or under other circumstances permitted by regulations under the Code. The provision for the distribution of any annuity form of distribution may be satisfied by the application of the Participant’s vested benefit to purchase an annuity contract from an insurance company or other annuity provider.

The Committee shall provide to the Participant, within a reasonable period before payment of benefits commences, a written explanation of the terms and conditions of the QJSA and the QOSA, the Participant’s right to make, and the effect of, an election to waive the QJSA option and elect another option, the rights of the Participant’s Spouse and the Participant’s right to make, and the effect of, a revocation of a waiver of the QJSA form of distribution.

Section 8.15 Military Reservist Distributions. Any Participant who is a member of the U.S. military reserves and who is called or ordered to duty for a period of at least 180 days during the period after September 11, 2001 and before December 31, 2007, or such other period designated under Code Section 72(t)(2)(G), may request a distribution from his or her Employee Deposits by notifying the Committee. The Committee may establish such rules, impose such requirements, and require the completion of such forms and documents (in electronic or paper formats), in its sole discretion, and applied in a nondiscriminatory and objective basis, in order to administer this Section  8.15.

Section 8.16 Military Service Distributions. A Participant may request a distribution of his or her Deposits during a period of qualified military service, as determined under Code Section 414(u), of more than 30 days by notifying the Committee. No Deposits shall be made on behalf of a Participant who takes a distribution pursuant to this Section 8.16 for a period of six months following such distribution. The Committee may establish such other rules, impose such requirements, and require the completion of such forms and documents (in electronic or paper formats), in its sole discretion, and applied in a nondiscriminatory and objective basis, in order to administer this Section  8.16.

Section 8.17 Restriction on Huntington Ingalls Industries Fund Withdrawals for Officers. Company policy provides that an Employee who is an officer subject to Section 16 of the Securities Exchange Act of 1934 or other appointed or elected officer of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, take any withdrawal pursuant to this Article 8 from the Huntington Ingalls Industries Fund outside the window period specified by the Corporate Vice President and General Counsel of the Company; however, the portion of such Participant’s account balance invested in the Huntington Ingalls Industries Fund shall be taken into consideration for determining the amount available for withdrawals. Except as determined by the Corporate Vice President and General Counsel of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this Section 8.17 shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

ARTICLE 9

Loan Provisions

Section 9.01 Loans to Participants.

(a) In General. A Participant who is an active Employee may obtain a loan from his or her account balance attributable to vested Savings Account Deposits in accordance with Code Sections 72(p) and 401(k) and the Huntington Ingalls Industries Employee Benefit Plan Loan Guidelines (“Guidelines”), which can be found in Article 3 of the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.

(b) Special Layoff Rule.

(1) Except as provided in (2) and (3), a Participant described in (4) who continues to be identified as an Employee on the Company’s payroll system after layoff (because of open recall rights) generally has the same options as a Participant who is on authorized leave of absence without pay under Section 3 .14(b) of the Guidelines.

(2) The maximum term of the suspension period for a Participant described in (1) equals the lesser of (i) the length of the recall protection period; (ii) the date the Participant voluntarily terminates employment before the end of the recall period; or (iii) one year.

(3) A Participant whose layoff is considered a termination of employment is subject to the same rules as any other terminated Participant.

(4) This subsection (b) applies to Participants covered by the following collective bargaining units:

(A) The International Brotherhood of Electrical Workers, Local Union No. 733, Unit 733.1 Mississippi Gulf Coast Independent Union of Guards and Watchmen, Local No. 1 International Association of Machinists and Aerospace Workers, Local No. 1133 The Office and Professional Employees International Union, AFL-CIO, Local No. 204; and

(B) The Metal Trades Department, AFL-CIO, Pascagoula Metal Trades Council (which includes the following members):

(i) The International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers of America, Local No. 693,

(ii) The International Union of Operating Engineers, Local No. 624,

(iii) The International Association of Sheetmetal Workers, Local No. 441,

(iv) The United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry, Local No. 436,

(v) The United Brotherhood of Carpenters and Joiners of America, Local No. 303,

(vi) The Brotherhood of Painters and Allied Trades, Local No. 1225,

(vii) The Laborers International Union, Local No. 689,

(viii) The International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local No. 991, and

(ix) The International Association of Machinists and Aerospace Workers, Local No. 1133.

(c) Amendments. The Guidelines may be amended at any time without advance notice to Participants by the individual or entity identified in the Guidelines as having amendment authority.

Section 9.02 Certain Transferred Loans. Any Participant with a plan loan outstanding under the Northrop Grumman Financial Security and Savings Program as of the Spin-Off that was transferred to this Plan will continue to be required to repay that loan on the same terms and over the same period as in effect under the terms of the Northrop Grumman Financial Security and Savings Program as of the date of transfer to this Plan.

Section 9.03 Restriction on Huntington Ingalls Industries Fund Loans for Officers. Company policy provides that an Employee who is an officer subject to Section 16 of the Securities Exchange Act of 1934 or other appointed or elected officer of the Company may not, absent prior approval of the office of the Corporate Secretary of the Company, take any loan pursuant to this Article 9 from the Huntington Ingalls Industries Fund outside the window period specified by the Corporate Vice President and General Counsel of the Company; however, the portion of such Participant’s account balance invested in the Huntington Ingalls Industries Fund shall be taken into consideration for determining the amount available for loans. Except as determined by the Corporate Vice President and General Counsel of the Company, each window period shall begin the second day following the release of the Company’s quarterly or annual statement of sales and earnings and end as of the 30th day following such announcement. The restrictions in this Section 9.03 shall be implemented by the Plan as soon as administratively feasible after March 31, 2011.

ARTICLE 10

Limitations On Contributions And Benefits

Section 10.01 Code Section 415(c) Limitation. See Appendix A.

Section 10.02 Compensation Limited to Comply With Code Section 401(a)(17). The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Section 10.03 Code Section 402(g) Limitation. In no event shall Deposits on behalf of any Participant exceed the Code Section 402(g) amount (as adjusted by the Secretary of the Treasury or his or her delegate) in any calendar year, except to the extent permitted under Section 4.02 and Code Section 414(v), if applicable. Upon notification by a Participant who participates in other plans allowing deferrals that there has been an excess deferral, the Plan may distribute the excess amount and income thereon through the end of the Plan Year, determined under Section 5.03 hereof, provided, however, that the Participant must notify the Committee of the amount of the excess deferral by March 1 following the year such excess deferral was made, and the distribution will be made by the following April 14. In the event that the excess deferral arises solely by taking into account qualified plans of the Company, the Participant shall be deemed to have notified the Committee. Any Company contributions on Matched Deposits made pursuant to Section 4.03 of the Plan with respect to an excess deferral which is distributed shall be forfeited.

Section 10.04 401(k) and 401(m) Tests. See Appendix C.

ARTICLE 11

Administration

Section 11.01 In General. The general administration of the Plan is the responsibility of the Committee. The Committee is the “plan administrator” under ERISA. In addition, the Committee is the “named fiduciary” of the Plan under ERISA for all purposes other than investment matters. Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

Section 11.02 The Committee. The Committee consists of at least three members appointed by the Board or its delegate who serve at the pleasure of the Board, without compensation, unless otherwise determined by the Board or its delegate.

Section 11.03 Resignation of Committee Members. A member of the Committee may resign at any time by delivering a written resignation to the Chairman of the Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

Section 11.04 Conduct of Business. The Board or its delegate shall elect a Chairman from among its members and a Secretary who may or may not be a member of the Committee. The Committee will conduct its business in accordance with this Article and hold meetings from time to time in any convenient location.

Section 11.05 Quorum. A majority of all of the members of the Committee constitutes a quorum and has power to act for the entire Committee.

Section 11.06 Voting. All actions taken shall be by majority vote of the members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent of a majority of the Committee members without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.

Section 11.07 Records and Reports of the Committee. The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board or its delegate.

Section 11.08 Powers of the Committee. The Committee shall have all powers necessary or incident to its office as plan administrator. Such powers include, but are not limited to, full discretionary authority to:

(a) Prescribe rules for the operation of the Plan.

(b) Determine eligibility.

(c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to Participants as part of Plan operations.

(d) Prescribe forms to facilitate the operation of the Plan.

(e) Secure government approvals for the Plan.

(f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies, or omissions.

(g) Determine the amount of benefits and authorize payments from the Trust Fund.

(h) Maintain records.

(i) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf.

(j) Enter into contracts on the Plan’s behalf.

(k) Take all measures it deems reasonably necessary or desirable to properly administer the Plan, including institution of black-out periods during which some or all ordinary Plan administration functions will be suspended.

(1) Exercise all other powers given to the Committee under other Sections of the Plan.

Section 11.09 Allocation or Delegation of Duties and Responsibilities. The Committee and the Board or its delegate may:

(a) Employ agents to carry out nonfiduciary responsibilities.

(b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) under the rules of the next Section.

(c) Consult with counsel, who may be of counsel to the Company.

(d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among their members under the rules of the next Section.

(e) In particular, designate one or more Employees to have responsibility for designing and implementing administrative procedures for the Plan.

Section 11.10 Procedure for the Allocation or Delegation of Fiduciary Duties.

(a) Any allocation or delegation of fiduciary responsibilities must be approved by majority vote, in a resolution approved by the majority;

(b) The vote cast by each member for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings; and

(c) Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this Section.

Section 11.11 Expenses of the Plan. All reasonable and proper expenses of administration of the Trust Fund, including counsel fees, will be paid out of the Trust Fund unless paid by the Affiliated Companies (subject to subsection (b)).

(a) No expenses may be withdrawn without the consent of the Committee. The Committee may authorize the Trustee to withdraw particular expenses or kinds of expenses on a standing basis.

(b) The Affiliated Companies may initially pay any expense that normally would be a charge on the Trust Fund and later obtain reimbursement from the Trust Fund.

(1) This even applies in cases where, at the time of the Affiliated Companies’ initial payment of the expense, it is not clear that the Affiliated Companies may lawfully seek reimbursement from the Trust Fund but the Affiliated Companies’ legal right to reimbursement is later clarified.

(2) It is specifically anticipated that there may be situations, such as litigation, where the Affiliated Companies might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

(c) Expenses will be withdrawn from the Trust Fund in accordance with rules and procedures established by the Committee, which rules and procedures may be changed at any time without advance notice to Participants. These rules and procedures may include:

(1) Charging expenses against the investment return of one or more Plan investment funds, even if the fund has a negative return;

(2) Charging fees against any other accounts, including contribution, distribution, or forfeiture accounts;

(3) The imposition of percentage and/or flat dollar fees for any feature or aspect of the Plan, including for example, initiation of loans or participation in particular investment options; or

(4) Any other method or means for recovering expenses.

Section 11.12 Indemnification. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Board, the Committee, and Employees acting for the Affiliated Companies, as well as former members and former Employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for, or the management and administration of, the Plan, except in instances of gross misconduct.

Section 11.13 Extensions of Time Periods. For good cause shown, the Committee may extend any period set forth in the Plan for taking any action required of any Participant or Beneficiary to the extent permitted by law.

Section 11.14 Corrections Involving Participant Direction. If the Committee determines in its sole discretion that the Plan failed to properly follow a Participant’s election or direction, and that a correction is necessary or desirable under the law, that correction will be made as soon as reasonably possible after the error is discovered.

(a) Contribution Election. If a Participant’s contribution election is not followed correctly, corrections may be made by adjusting the amount of contributions withheld from the Participant’s future paychecks. Adjusted contributions under this Section may be made in fractional percentages of a Participant’s Compensation.

(b) Investment Direction. If a Participant’s investment or transfer direction is not followed correctly, the Participant’s account will be adjusted to the position it would have been in had the direction been correctly followed. The adjustment shall be made in accordance with the rules and actuarial and investment assumptions determined in the sole discretion of the Committee.

Section 11.15 Claims and Appeals; Time Limitations; Exhaustion of Remedies. All claims and appeals related to benefits under the Plan shall be governed by the terms of Article 6 in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.

Section 11.16 Qualified Domestic Relations Orders. The Committee shall establish rules and procedures for handling domestic relations orders, including procedures allowing the Plan to charge individual Participants and alternate payees for expenses associated with handling domestic relations orders. These rules and procedures may be changed at any time without advance notice to Participants.

ARTICLE 12

Management of Funds

Section 12.01 The Trust. All assets of the Plan shall be held as a special trust in accordance with the terms of the Trust Agreement for the benefit of Participants and their Beneficiaries. In no event shall it be possible at any time prior to the satisfaction of all liabilities (as defined in Code Section 401(a)(2)) with respect to such individuals for any part of the assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except to the extent permitted by law. No person shall have any interest in, or right to, any of such assets or earnings thereon except as expressly provided in the Plan and the Trust Agreement. The Trust Agreement shall be deemed to form a part of this Plan and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

Section 12.02 The Trustee. The Trustee shall be appointed by the Board or its delegate in accordance with the respective provisions of the Trust Agreement with such powers as may be provided in such agreement. The Board or its delegate may remove the Trustee at any time upon reasonable notice. Upon removal or resignation of such Trustee, the Board or its delegate shall designate a successor in the place and stead of such removed or resigning Trustee.

Section 12.03 Trust Agreement. To provide for the administration of the Trust Fund, the Company will enter into a Trust Agreement with a Trustee appointed by the Board or its delegate. The Trust Agreement shall be in such form and contain such provisions as the Company may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustee, the authority of the Company to amend the Trust Agreement and to terminate the Trust Fund, the authority of the Company and the Committee to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, a provision that it shall be impossible for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as may be permitted by law.

Section 12.04 The Investment Committee. The Investment Committee shall consist of not less than three persons appointed from time to time by, and to serve at the pleasure of, the Board or its delegate. The Investment Committee is the “named fiduciary” for investment matters under the Plan. The Board or its delegate shall appoint a Chairman from among the members of the Investment Committee and shall appoint a Secretary and such other officers as the Investment Committee may deem necessary. The Investment Committee may employ such counsel, including investment counsel, as it may require in carrying out its duties under the provisions hereof.

Section 12.05 Resignation of Investment Committee Members. A member of the Investment Committee may resign at any time by delivering a written resignation to the Chairman of the Investment Committee. The member’s resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

Section 12.06 Alternate Members. The Board or its delegate may from time to time appoint one or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner hereinafter stated, with the same effect as if they were members. The Chairman of the Investment Committee, in his or her discretion, shall designate which of the alternate members shall attend any particular meeting of the Investment Committee for the purpose of obtaining a quorum or full attendance as the Chairman may elect, upon notice given by the Chairman or at his or her direction. Each alternate member shall have all the rights, powers, and obligations of a member in respect to the business of meetings which he or she so attends.

Section 12.07 Actions by the Investment Committee. The majority in number of the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, shall constitute a quorum for the transaction of business. Any determination or action of the Investment Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.

Section 12.08 Investment Responsibilities.

(a) The Trustee shall have exclusive authority and discretion to manage, control, purchase, sell, and invest the assets of the Plan, unless one or more investment managers are appointed, as provided below in this Section.

(b) The Board or its delegate may, in its discretion, appoint one or more investment managers who shall have, until terminated by the Board or its delegate, the power to manage, acquire, and dispose of all or any part of the assets of the Plan allocated to an investment manager by the Board. Each investment manager other than the Investment Committee must represent in writing that it qualifies under the provisions of ERISA Section 3(38)(B), and acknowledge in writing that it is a fiduciary with respect to the Plan. In that event, the Trustee shall have no obligation to invest or otherwise manage any asset of the Plan that is subject to the management of an investment manager.

(c) In the event that investment powers are divided among two or more Trustees or investment managers, the Investment Committee shall formulate investment policies for such Trustees and investment managers to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

(d) The Investment Committee shall periodically review and evaluate the investment performance of each Trustee and investment manager and advise the Board or its delegate of such review and evaluation. The Board may delegate to the Investment Committee the responsibility to appoint and terminate Trustees and investment managers, to allocate Plan assets, to formulate investment policies, and to instruct the Trustee or investment manager with respect thereto. In case of such a delegation, the Investment Committee may also appoint itself to serve as an investment manager.

(e) The Investment Committee will establish a funding policy and method to carry out the Plan’s objectives and will communicate it in writing to those responsible for the investment of Plan assets.

Section 12.09 Liability and Indemnity.

(a) No person, Committee member, Investment Committee member, Trustee, or investment manager who has a fiduciary responsibility, or to whom such responsibility is allocated, as provided in this Article, by appointment or otherwise, shall be liable for any act or omission or investment policy of any other such fiduciary except as provided in ERISA Section 405.

(b) To the extent permitted by law, the Company shall indemnify and hold harmless members and former members of the Board and the Investment Committee, officers and former officers, and Employees and former Employees with respect to their responsibilities under this Article. The Company may purchase insurance to cover the liabilities of such persons for breach of fiduciary duty and any other error or omission.

ARTICLE 13

Amendment and Termination

Section 13.01 Right to Amend the Plan. The Company’s right to amend the Plan is provided in Article 5 of the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans, which Article is incorporated herein by reference.

Section 13.02 Termination or Reduction. The Plan is entirely voluntary on the part of the Company.

(a) The Company reserves the right at any time to terminate the Plan or to suspend, reduce or partially or completely discontinue contributions to the Plan through written resolution of the Board.

(b) In the event of a termination of or a complete discontinuance of contributions to the Plan (as defined under Code Section 411(d)(3)), the interests of all Participants in their accounts will be fully vested and nonforfeitable.

(c) Distributions may be made only in the event of a complete termination of the Plan and only to the extent permitted by the tax rules governing the Plan.

(d) This Section does not apply to partial terminations.

Section 13.03 Partial Terminations. The Company reserves the right at any time to partially terminate the Plan through written resolution of the Board.

(a) In the event of a partial termination of the Plan (as described in Code Section 41l(d)(3) and Treasury Regulation Section 1.411(d)-2(b)), the rights of Participants affected by the partial termination shall automatically become fully vested but only to the extent required by statute and regulation.

(b) In the event of a horizontal partial termination described in Treasury Regulation Section 1.411(d)-2(b)(2), only that portion of a Participant’s benefit (if any) which is affected by the horizontal partial termination will become vested.

(c) No amounts will be distributed on account of a partial termination.

(d) Nothing in this Plan is intended to give any rights greater than those required by statute or regulation with respect to partial terminations.

ARTICLE 14

Mergers

Section 14.01 Merger of Plans. If the Plan shall merge or consolidate with, or transfer its assets or liabilities to, any other plan, then, to the extent required by ERISA, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation, or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before such merger, consolidation, or transfer (assuming that the Plan had then terminated).

(a) This Section is intended only to implement Code Sections 401(a)(12) and 414(1) and ERISA Section 208 and shall not be construed to require anything more than those statutes require.

(b) In particular, a merger or transfer under this Section shall not be deemed to require any act or change in status that would be required by an actual termination, such as liquidation of the Trust Fund.

(c) This Section is also not intended to guarantee accounts at the level they were at immediately prior to a merger or transfer. Accounts may decrease in value following a merger or transfer just as in the ordinary course and the risk of any such decreases remains on the Participants.

ARTICLE 15

Miscellaneous

Section 15.01 Headings. The headings and subheadings in this Plan have been inserted for convenience of reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

Section 15.02 Construction. Except to the extent preempted by federal law pursuant to ERISA, this Plan shall be construed in accordance with the laws of the State of California.

Section 15.03 No Employment Rights. Nothing in this Plan shall be deemed to confer upon any Employee any right to be retained in the service of the Affiliated Companies or Participating Companies or to interfere with their right to otherwise deal with their Employees without regard to the existence of the Plan.

Section 15.04 Limitation to Trust Fund. The Participating Companies will have no liability for benefits under the Plan beyond the contributions required by the terms of the Plan. Nothing in the Plan will be deemed to give any Participant or Beneficiary any right to assets of the Participating Companies or Affiliated Companies and all Plan benefits will be limited to the amounts in the Trust Fund. The Participating Companies, the Committee and the Investment Committee do not guarantee the Trust Fund in any manner against loss or depreciation and do not guarantee the payment of any benefit that may become due under the Plan.

Section 15.05 Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

ARTICLE 16

Other Rules on Distributions

Section 16.01 Missing Payee. All payments due under the Plan to missing payees shall be governed by the terms of Article 7 in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans.

Section 16.02 Disputes About Payee. In the event that the Committee determines that there is some uncertainty as to whom any Plan payment is due, the Committee is authorized to delay payment, seek agreements from the interested parties, make payment to an appropriate judicial forum and allow the court to determine the identity of the proper payee, and/or take any other necessary or appropriate steps to protect the Plan and the interested parties.

Section 16.03 Administrative Delays. If the amount of any payment cannot be determined by the date it is supposed to be paid, or if it is not possible to make payments on time because the Committee cannot find the payee, or adequate information is not available to make the distribution, or the payee has failed to make the applicable elections with the Committee, or because of other legal, financial, or administrative obstacles, payments may be made no later than 60 days after the date payment becomes possible.

Section 16.04 Facility of Payment. If the Committee deems any person entitled to receive any payment under the Plan incapable of receiving it by reason of age, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct that payment be made in any one or more of the following manners:

(a) applying the amount directly for the comfort, support, and maintenance of the payee;

(b) reimbursing any person for any such support supplied by any other person to the payee;

(c) paying the amount to a legal representative or guardian or any other person selected by the Committee on behalf of the payee; or

(d) depositing the amount in a bank account to the credit of the payee.

Section 16.05 Incorrect Payment of Benefits. If the Committee determines in its sole discretion that the Plan made an incorrect payment of benefits, and that a correction is necessary or desirable under the law, then:

(a) If the Plan makes an overpayment of the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method deemed reasonable to the Committee.

(b) If the Plan makes a late payment or an underpayment of the amount of any benefits due any payee under the Plan, correct payment will be made as soon as reasonably possible after the late payment or underpayment is discovered.

Section 16.06 Disposition of Employees. If a Participant terminates employment with the Affiliated Companies as a result of a sale, outsourcing of the Participant’s job function, or similar transaction between the Affiliated Companies and an unrelated entity, he or she will be considered to have a termination of employment only to the extent, consistent with Internal Revenue Service interpretations as determined in the sole discretion of the Committee, that the Plan would remain qualified under Code Sections 401(a), 401(k), and 4975(e)(7) if it treated the Participant as having a termination of employment.

Section 16.07 Top Heavy Rules. The Plan will be subject to the top heavy provisions of Appendix B if the Plan ever becomes top-heavy.

Section 16.08 Claims and Issues. From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Code Section 414(p). The resolution, settlement, or adjudication of these claims or issues may result in a compliance procedure that is not expressly permitted under some other Section of the Plan document. Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.

IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amended and restated Plan to be executed by its duly authorized representative on this 28th day of September, 2015.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:
William Ermatinger
Vice President and Chief Human Resources
Officer

APPENDIX A

Section  415 Limits

Section A.01 In General. Annual additions under this Plan will be subject to the limitations of Code Section 415 and its regulations, which are incorporated here by reference. Except to the extent permitted under Section 4.02 and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(a) $49,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b) 100% of the Participant’s Compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition.

Section A.02 Reductions Among Defined Contribution Plans. If a Participant participates in another defined contribution plan and the total Annual Additions on his or her behalf under all defined contribution plans sponsored by the Company exceed the limitations under Code Section 415, the Participating Company may elect, consistent with Treasury Regulation Section 1.415(g)-1(b)(3)(iii), to treat the other defined contribution plan as causing a violation under Code Section 415, subject to the correction methods permitted thereunder.

Section A.03 Compensation. For purposes of this Appendix, the term “Compensation” means all amounts paid to the Employee by the Affiliated Companies which are treated as “Compensation” under Code Section 415(c)(3). “Compensation” shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

Section A.04 Annual Additions. Annual additions are, for any Limitation Year:

(a) The sum, credited to a Participant for such Limitation Year under plans of the Special Aggregation Group, of:

(1) employer contributions allocated to an account;

(2) employee contributions;

(3) forfeitures allocated to an account;

(4) contributions to individual medical accounts described in Code Section 415(1)(1); and

(5) contributions to individual medical accounts described in Code Section 419A(d)(2).

(b) Amounts under (a)(l)-(4) shall include any such amounts whether under a qualified defined contribution or defined benefit plan.

(c) For purposes of this Section, “employee contributions” do not include:

(1) Rollover contributions;

(2) Loan repayments;

(3) Buyback repayments under Code Section 411(a)(3)(D) or 411(a)(7)(C); or

(4) Direct transfers of employee contributions from one qualified plan to another.

Section A.05 Limitation Year. The limitation year specified in a plan, but if none is specified, the calendar year.

Section A.06 Special Aggregation Group. The Affiliated Companies plus any entity which is or which is part of an entity which is:

(a) A member of a controlled group of corporations (within the meaning of Code Section 414(b)) with the Company,

(b) Under common control (within the meaning of Code Section 414(c)) with the Company, or

(c) Aggregated with the Company under the rules of Code Section 414(m) or (o).

For purposes of making the determination under this Section, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each time it appears in Code Section 1563(a)(l).

APPENDIX B

Top Heavy Provisions

Section B.01 Generally. This Appendix applies only if the Plan becomes Top-Heavy. The rules in this Appendix are intended to conform to Code Section 416.

Section B.02 Eligibility for Required Contributions. For any Plan Year in which the Plan is Top-Heavy, the required contributions described in Section B.03 shall be provided under this Plan to any Employee who meets the requirements of (a) and (b):

(a) The Employee is not a Key Employee.

(b) The Employee has previously become a Participant in the Plan and has not incurred a severance from employment by the end of the Plan Year, with the determination of whether an Employee is a Participant for purposes of this Section to be made without regard to whether the Employee:

(1) failed to complete 1,000 Hours of Service during the Plan Year;

(2) would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because of a failure to make mandatory Employee contributions (or elective deferrals); or

(3) would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because his or her earnings are less than a stated amount.

Section B.03 Required Contribution. The required contribution under this Section shall be:

(a) An employer contribution equal to the employer contribution to be provided under this Plan without regard to the provisions of this Appendix, increased by the Top-Heavy Minimum under Section B.04 or Section B.05, whichever applies.

(b) For purposes of this Appendix, references to “employer contributions” shall include amounts attributable to forfeitures but shall not include amounts attributable to a salary reduction or similar arrangement.

Section B.04 Top-Heavy Minimum. Unless Section B.05 applies, the Top-Heavy Minimum shall be determined under (a) and reduced by (b):

(a) The amount of the minimum employer contribution shall be the lesser of the following percentages of Compensation:

(1) Three percent (3% ), or

(2) The highest percentage at which employer contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

(A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

(B) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

(C) For purposes of this paragraph (2), the calculation of the percentage at which contributions are made for a Key Employee shall be based only on his or her Compensation.

(D) For purposes of this paragraph (2), pre-tax salary deferral contributions made by a Key Employee shall be counted as employer contributions.

(b) The Top-Heavy Minimum of this Section shall be reduced by the amount of Nonintegrated employer contributions and employer matching contributions (as defined in Code Section 40l(m)(4)) otherwise made on the Employee’s behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

Section B.05 Participants Under Defined Benefit Plans. For any Plan Year in which the Plan is Top-Heavy, if any Employee for whom a contribution is required under the provisions of Section B.02 with respect to such Plan Year would also be eligible for a top-heavy minimum benefit for a corresponding plan year (as defined in (d)) under a defined benefit plan of the Affiliated Companies (prior to the application of the provisions of this Section), then:

(a) This Section rather than Section B.04 shall apply as to such Employee for such Plan Year, and

(b) The Top-Heavy Minimum shall be a Nonintegrated employer contribution for such Employee for such Plan Year, equal to 5% of such Employee’s Compensation (without regard to profits and without regard to the amount of contributions, if any, made to defined contribution plans on behalf of Key Employees).

(c) The Top-Heavy Minimum in (b) shall be reduced by the amount of Nonintegrated employer contributions and employer matching contributions (as defined in Code Section 40l(m)(4)) otherwise made on the Employee’s behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

(d) The corresponding plan year shall be determined as follows:

(1) Ascertain the Determination Date for this Plan utilized to determine that this Plan is Top-Heavy for the relevant year.

(2) Next ascertain the Determination Date for the defined benefit plan which was aggregated with the Determination Date in (d)(1) under the provisions of Section B.12.

(3) The corresponding plan year for the defined benefit plan shall be the plan year for which the defined contribution plan was determined to be Top-Heavy on the basis of the Determination Date ascertained in (d)(2).

Section B.06 Leased Employees. For purposes of this Appendix, Leased Employees are not considered “employees” unless they are eligible to participate under the terms of the Plan.

Section B.07 Determination of Top Heaviness. The determination of whether a plan is Top-Heavy is made as follows:

(a) If the Plan is not required to be included in an Aggregation Group with other plans, then it is Top-Heavy only if:

(1) when considered by itself it is a Top-Heavy Plan, and

(2) it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

(b) If the Plan is required to be included in an Aggregation Group with other plans, it is Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

(c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it is not Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

Section B.08 Calculation of Top-Heavy Ratios. A plan is Top-Heavy and an Aggregation Group is a Top-Heavy Group with respect to any plan year if the sum as of the Determination Dates of the Cumulative Accrued Benefits and the Cumulative Accounts of Special Members who are Key Employees for the plan year exceeds 60% of a similar sum determined for all Special Members, excluding Cumulative Accrued Benefits and Cumulative Accounts of former Key Employees from the calculations entirely.

Section B.09 Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accounts and Cumulative Accrued Benefits for any Employee are determined as follows:

(a) “Cumulative Account” means the sum of the amounts of a Special Member’s accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by:

(1) For plans not subject to the minimum funding requirements of Code Section 412, except for the first plan year, amounts actually contributed after the valuation date and on or before the Determination Date.

(2) For plans not subject to the minimum funding requirements of Code Section 412, for the first plan year, the contributions referred to in (1) as well as amounts contributed after the Determination Date but allocated as of a date within the first plan year.

(3) For plans subject to the minimum funding requirements of Code Section 412, amounts that would be allocated as of a date after the valuation date but no later than the Determination Date (even though not then required to be contributed) and amounts contributed or due before the expiration of the Code Section 412(c)(10) extended payment period.

(b) “Cumulative Accrued Benefit” means the sum of the present value of a Special Member’s accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the Participant voluntarily terminated service—

(1) as of the Determination Date, for the first plan year of the plan,

(2) for any other plan year, as of the most recent valuation date within the 12-month period ending on the Determination Date, or

(3) if earlier, the Participant’s actual termination date.

The valuation date used must be the same valuation date used for computing costs for minimum funding purposes, regardless of whether a valuation is performed for the year.

(c) Accounts and benefits are calculated to include all amounts attributable to both employer and Employee contributions and forfeitures but excluding amounts attributable to voluntary deductible Employee contributions.

(d) Accounts and benefits are increased by the aggregate distributions (except for amounts already included at the valuation date under (a) and (b)) during the Test Period made with respect to a Special Member under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group. For distributions made for a reason other than severance from employment, death, or disability, this provision is applied by substituting “5-year period ending on the Determination Date” for “Test Period.”

(e) Rollovers and direct plan-to-plan transfers are treated as follows:

(1) If the transfer is initiated by the Special Member and made from a plan maintained by an employer not a member of the Affiliated Companies to a plan maintained by the Affiliated Companies, or vice-versa, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to January 1, 1984.

(2) If the transfer is not initiated by the Special Member or is made between plans maintained by the Affiliated Companies, the transferring plan no longer counts the amount transferred and the receiving plan does count the amount transferred.

(f) For plan years beginning after December 31, 1984, the accrued benefits and accounts attributable to any Employee who has not performed services for the Affiliated Companies at any time during the Test Period are not taken into account.

(g) Benefits paid on account of death are counted as distributions only to the extent they do not exceed the present value of accrued benefits existing immediately prior to death. For life insurance under defined contribution plans, only the cash value of life insurance policies distributed on account of death will be counted as a distribution.

(h) Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Special Member other than a Key Employee shall be determined under:

(1) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or

(2) If there is no such method, as is described in (1), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 41l(b)(1)(C).

(i) Calculations are made separately for each plan as of each plan’s Determination Date and then all plans are combined by utilizing the Determination Dates for such plans that fall within the same calendar year.

Section B.10 Other Definitions. For purposes of this Appendix, the following definitions in Sections B.ll-B.20 shall apply, to be interpreted in accordance with the provisions of Code Section  416 and the regulations thereunder.

Section B.11 Affiliated Companies. The Company and any entity which is or which is a part of an entity which is:

(a) A member of a controlled group of corporations (within the meaning of Code Section 414(b)) with the Company,

(b) Under common control (within the meaning of Code Section 414(c)) with the Company,

(c) A member of an affiliated service group (within the meaning of Code Section 414(m)) with the Company, or

(d) Otherwise required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

Section B.12 Aggregation Group. For any Determination Date, the Aggregation Group includes a plan or group of plans qualified under Code Section 401(a), 403(a), or 408(k) maintained by the Affiliated Companies (including plans which have terminated within the Test Period) which:

(a) during the Test Period had a Key Employee participant, or

(b) during the Test Period enabled any plan in which a Key Employee was a participant to meet the requirements of Code Section 401(a)(4) or 410, or

(c) were selected by the Company for permissive aggregation (as long as inclusion of the permissive plans would not prevent the entire group of plans from continuing to meet the requirements of Code Section 401(a)(4) or 410).

Section B.13 Compensation. For purposes of this Appendix, the term “Compensation” means all amounts paid to the Employee by the Affiliated Companies which are treated as “Compensation” under Code Section 415(c)(3).

Section B.14 Determination Date. With respect to a plan for any plan year,

(a) the last day of the preceding plan year, or

(b) in the case of the first plan year of the plan, the last day of the plan year.

Section B.15 Key Employee. Any Special Member who is or was, at any time during the Test Period, described in (a), (b), or (c).

(a) Subject to (1) and (2), an officer of the Company having annual Compensation greater than $160,000, as adjusted under Code Section 416(i)(1).

(1) The maximum number of officers is the lesser of:

(A) Fifty, or

(B) The greater of (i) three or (ii) 10% (rounded to the next highest integer) of the greatest number of Employees who performed services for the Affiliated Companies in the Test Period.

(2) The following are not “officers” for purposes of this Section:

(A) Employees described in Code Section 414(q)(5).

(B) Employees and officers of entities referred to in Code Section 414(d).

(b) An Employee who owns (or is treated as owning under Code Section 318) more than five percent of the outstanding stock of any member of the Affiliated Companies or stock possessing more than five percent of the total combined voting power of that stock.

(c) An Employee who would be described in (b) above if “one percent” were substituted for “five percent” and who has annual pay of more than $150,000 for the Plan Year of ownership.

(d) For purposes of determining ownership under this Section, Code Section 318(a)(2)(C) are applied by substituting “five percent” for “50 percent,” and Code Sections 414(b), (c), (m), and (o) do not apply.

Section B.16 Limitation Year. The limitation year specified in a plan, but if none is specified, the calendar year.

Section B.17 Nonintegrated. A “Nonintegrated” benefit means a benefit determined without taking into account contributions or benefits under Code Chapter 2 (relating to tax on self-employment income), Code Chapter 21 (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

Section B.18 Special Member. For purposes of this Appendix, any person employed or formerly employed by the Affiliated Companies and shall also include any Beneficiary of any such person, provided that the requirements of Sections B.02-B.06 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds (in accordance with the rules of Code Section 7701(b)) to be a collective bargaining agreement between employee representatives and one or more members of the Affiliated Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such member or members of the Affiliated Companies.

Section B.19 Test Period. The plan year containing the Determination Date concerned.

Section B.20 Year of Service. Years of Service shall be determined under the same rules as for vesting under the Plan, to the extent not inconsistent with the provisions of this Appendix.

APPENDIX C

The 401(k) and 401(m) Tests

Section C.01 In General. This Appendix sets forth the limitations imposed by the federal tax laws on contributions which may be made to the Plan on behalf of Highly Compensated Participants. This Appendix should be interpreted as intended solely to implement the requirements of Code Sections 401(k) and (m).

Section C.02 The 401(k) Test. Sections C.03-C.07 are intended to implement the nondiscrimination requirements set forth in Code Section  401(k) and the regulations under that section, which are incorporated here by reference.

Section C.03 K Percentage. This term means the average of the K Ratios, calculated separately for each Participant in a group. The K Ratio is the amount of all tax-deferred contributions made to a Participant’s account for a Plan Year, plus the “qualified matching contributions” and the “qualified nonelective contributions” treated by the Committee as tax-deferred contributions, divided by the Participant’s Compensation for that Plan Year.

(a) Qualified Matching Contributions And Qualified Nonelective Contributions.

(1) Qualified Matching Contributions. The term “qualified matching contributions” means matching contributions that satisfy the additional requirements of (3).

(2) Qualified Nonelective Contributions. The term “qualified nonelective contributions” means employer contributions, other than elective contributions and matching contributions, that satisfy the additional requirements of (3).

(3) Additional Requirements. Except to the extent that Treasury Regulation Sections 1.401(k)-l(c) and (d) specifically provide otherwise, the matching contributions and the nonelective contributions must satisfy the requirements of Treasury Regulation Sections 1.401(k)-l(c) and (d) as though the contributions were elective contributions, without regard to whether the contributions are actually taken into account as elective contributions under paragraph (b)(2) of this Section. Thus, the matching and nonelective contributions must satisfy the vesting requirements of Treasury Regulation Section 1.401(k)-l(c) and be subject to the distribution requirements of Treasury Regulation Section 1.401(k)-l(d) when they are contributed to the Plan.

(b) Qualified Nonelective Contributions And Qualified Matching Contributions That May Be Taken Into Account Under The Actual Deferral Percentage Test. All or part of the qualified nonelective contributions and qualified matching contributions made with respect to any or all employees who are eligible employees under the plan being tested may be treated as elective contributions, provided that each of the following requirements (to the extent applicable) is satisfied:

(1) The amount of nonelective contributions, including those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test, satisfies the requirements of Code Section 401(a)(4). See Treasury Regulation Section 1.401(a)(4)-l(b)(2).

(2) The amount of nonelective contributions, excluding those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test and those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test, satisfies the requirements of Code Section 401(a)(4). See Treasury Regulation Section 1.401(a)(4)-l(b)(2).

(3) The qualified nonelective contributions and qualified matching contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A) for the Plan Year as if the contributions were elective contributions.

(4) The Code Section 401(k) plan and the plan or plans to which the qualified nonelective contributions and qualified matching contributions are made, could be aggregated under Treasury Regulation Section 1.410(b)-7(d) after application of the mandatory disaggregation rules of Treasury Regulation Section 1.410(b)-7(c), as modified in Treasury Regulation Section 1.401(k)-l(b)(4)(v). If the plan year of the Code Section 401(k) plan is changed to satisfy the requirement under Treasury Regulation Section 1.410(b)-7(d)(5) that aggregated plans have the same plan year, the qualified nonelective contributions and qualified matching contributions may be taken into account in the resulting short plan year only if the contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i) with respect to the short year as if the contributions were elective contributions and the aggregated plans could otherwise be aggregated for purposes of Code Section 410(b).

Section C.04 401(k) Limit. In any Plan Year, the K Percentage for Highly Compensated Participants may not be more than the greater of-

(a) the K Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in that preceding Plan Year multiplied by 1.25; or

(b) the lesser of 2% plus the K Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in that preceding Plan Year or the K Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in the preceding Plan Year multiplied by 2.0.

K Percentage for Nonhighly Compensated (Non-HC%)	Maximum K Percentage allowed for Highly Compensated
0%	0%
Greater than 0%, up to 2%	Non-HC% x 2
Greater than 2%, up to 8%	Non-HC% + 2
Over 8%	Non-HC% x 1.25

Section C.05 Highly Compensated Individual K Percentage Limit. If at the end of any Plan Year the K Percentage for Highly Compensated Participants exceeds the group limit in the previous Section, the Committee will determine the initial maximum individual K Percentage limit for Highly Compensated Participants. The initial maximum limit is a ceiling on each Highly Compensated Participant’s individual K Percentage which, if imposed, would bring the group K Percentage for Highly Compensated Participants within the limits imposed by the previous Section.

Section C.06 Excess Tax Deferred Contributions. In any Plan Year in which the K Percentage for Highly Compensated Participants exceeds the 401(k) limit, the Excess Tax-Deferred Contributions are determined under this Section.

(a) The total “Excess Tax-Deferred Contributions” means the sum of the Individual Excess Tax-Deferred Contributions for each Highly Compensated Participant.

(b) The “Individual Excess Tax-Deferred Contributions” for a Highly Compensated Participant means the excess of the Participant’s tax-deferred contributions for the Plan Year over (1) multiplied by (2) as follows:

(1) the maximum individual K Percentage limit for Highly Compensated Participants (see Section C.05);

(2) the Participant’s Compensation.

Section C.07 Treatment of Excess Tax Deferred Compensation. The Committee shall have Excess Tax-Deferred Contributions either recharacterized as after-tax contributions (in accordance with Treasury Regulations) or repaid to the Participants, along with earnings on the excess amounts.

(a) Excess Tax-Deferred Contributions will be recharacterized or repaid as follows:

(1) An amount will be recharacterized or repaid to the Highly Compensated Participant(s) with the most Individual Excess Tax-Deferred Contributions as follows:

(A) The amount recharacterized or repaid is the amount necessary to reduce that Participant’s Individual Excess Tax-Deferred Contributions to the dollar amount of Individual Excess Tax-Deferred Contributions of the Highly Compensated Participant with the next most Individual Excess Tax-Deferred Contributions.

(B) A lesser amount will be recharacterized or repaid if such lesser amount, when added to the total dollar amount already recharacterized or repaid, equals the Total Excess Tax-Deferred Contributions.

(2) The process in paragraph (1) is repeated until the Total Excess Tax-Deferred Contributions have been recharacterized or repaid in full.

(b) The following additional rules apply:

(1) Repaid earnings include amounts earned for the Plan Year in which the contributions were made.

(2) Any repayment under this Section must be made before the end of the Plan Year following the Plan Year to which the excesses are attributable.

(3) Recharacterization will not occur with respect to any Highly Compensated Participant to the extent that the recharacterized amounts, in combination with after-tax contributions made by or on behalf of the Participant, exceed the maximum amount of after-tax contributions the Participant would be permitted to make under the Plan in absence of recharacterization.

Section C.08 The 401(m) Test. Sections C.09-C.13 are intended to implement the nondiscrimination requirements set forth in Code Section 401(m) and the regulations under that section, which are incorporated here by reference. The limitations of this Section will be imposed after the operation of the 401(k) test.

Section C.09 A&C Percentage. This term means the average of the A&C Ratios, calculated separately for each Participant in a group. The A&C Ratio is the amount of all after-tax contributions and Company contributions on Matched Deposits made to a Participant’s account for a Plan Year, plus the “elective contributions” and the “qualified nonelective contributions” treated by the Committee as matching contributions, divided by the Participant’s Compensation for that Plan Year. However, the A&C Ratio does not count amounts counted under the 401(k) test.

(a) Qualified Nonelective Contributions.

(1) Qualified Nonelective Contributions. The term “qualified nonelective contributions” means employer contributions, other than elective contributions and matching contributions, that satisfy the additional requirements of (2).

(2) Additional Requirements. Except to the extent that Treasury Regulation Sections 1.401(k)-l(c) and (d) specifically provide otherwise, the nonelective contributions must satisfy the requirements of Treasury Regulation Sections 1.401(k)-1(c) and (d) as though the contributions were elective contributions, without regard to whether the contributions are actually taken into account as elective contributions under paragraph (b)(2) of this Section. Thus, the nonelective contributions must satisfy the vesting requirements of Treasury Regulation Section 1.401(k)-l(c) and be subject to the distribution requirements of Treasury Regulation Section 1.401(k)-l(d) when they are contributed to the Plan.

(b) Qualified Nonelective Contributions And Elective Contributions That May Be Taken Into Account Under The Actual Contribution Percentage Test. All or part of the qualified nonelective contributions and elective contributions made with respect to any or all employees who are eligible employees under the plan being tested may be treated as matching contributions provided that each of the following requirements (to the extent applicable) is satisfied:

(1) The amount of nonelective contributions, including those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test, satisfies the requirements of Code Section 401(a)(4).

(2) The amount of nonelective contributions, excluding those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test and those qualified nonelective contributions treated as elective contributions under Treasury Regulation Section 1.401(k)-2(a)(6) for purposes of the actual deferral percentage test, satisfies the requirements of Code Section 401(a)(4).

(3) The elective contributions, including those treated as matching contributions for purposes of the actual contribution percentage test, satisfy the requirements of Code Section 401(k)(3).

(4) The qualified nonelective contributions are allocated to the employee under the plan as of a date within the plan year (within the meaning of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A)), and the elective contributions satisfy Treasury Regulation Section 1.401(k)-2(a)(4)(i) for the plan year.

(5) The plan that takes qualified nonelective contributions and elective contributions into account in determining whether employee and matching contributions satisfy the requirements of Code Section 401(m)(2)(A), and the plans to which the qualified nonelective contributions and elective contributions are made, are or could be aggregated for purposes of Code Section 410(b) (other than the average benefit percentage test). If the plan year of the plan being tested is changed to satisfy the requirement under Code Section 410(b) that the aggregated plans have the same plan year, the elective contributions may be taken into account in the resulting short plan year only if these contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4) with respect to the short year, and the qualified nonelective contributions may be taken into account in the resulting short plan year only if these contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(4)(i)(A) with respect to the short year as if they were elective contributions.

Section C.10 Highly Compensated Group Limit. In any Plan Year, the A&C Percentage for the group of Highly Compensated Participants may not be more than the greater of—

(a) the A&C Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in that preceding Plan Year multiplied by 1.25, or

(b) the lesser of 2% plus the A&C Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in the preceding Plan Year or the A&C Percentage for the preceding Plan Year for all Participants that were not Highly Compensated Participants in the preceding Plan Year multiplied by 2.0.

This is also expressed by the following chart:

A&C Percentage for Nonhighly Compensated (Non-HC%)	Maximum A&C Percentage allowed for Highly Compensated
0%	0%
Greater than 0%, up to 2%	Non-HC% x 2
Greater than 2%, up to 8%	Non-HC% + 2
Over 8%	Non-HC% x 1.25

Section C.11 Highly Compensated Individual A&C Limit. If at the end of any Plan Year the A&C Percentage for Highly Compensated Participants exceeds the group limit in the previous Section, the Committee will determine the initial maximum individual A&C percentage limit for Highly Compensated Participants. The initial maximum limit is a ceiling on each Highly Compensated Participant’s individual A&C percentage which, if imposed, would bring the group A&C Percentage for Highly Compensated Participants within the limits imposed by the previous Section.

Section C.12 Excess A&C Contributions. In any Plan Year in which the A&C Percentage for Highly Compensated Participants exceeds the A&C limit, the Excess A&C Contributions are determined under this Section.

(a) The Total Excess A&C Contributions equal the sum of the Individual Excess A&C Contributions for each Highly Compensated Participant.

(b) The Individual Excess A&C Contributions for a Highly Compensated Participant equal the excess of the Participant’s after-tax contributions and Company contributions on Matched Deposits for such Plan Year over (1) multiplied by (2) as follows:

(1) the maximum individual A&C limit for Highly Compensated Participants (see Section C.11);

(2) the Participant’s Compensation.

Section C.13 Treatment of Excess A&C Contributions. Excess A&C Contributions are treated as follows:

(a) Excess A&C Contributions are repaid as follows:

(1) An amount will be repaid to the Highly Compensated Participant(s) with the most Individual Excess A&C Contributions as follows:

(A) The amount repaid is the amount necessary to reduce that Participant’s Individual Excess A&C Contributions to the dollar amount of Individual Excess A&C Contributions of the Highly Compensated Participant with the next most Individual Excess A&C Contributions.

(B) A lesser amount will be repaid if such lesser amount, when added to the total dollar amount already repaid, equals the Total Excess A&C Contributions.

(2) The process in paragraph (1) is repeated until the Total Excess A&C Contributions have been repaid in full.

(b) The following additional rules apply:

(1) Participant contributions are repaid to a Participant along with earnings on the repaid amounts.

(2) Company contributions on Matched Deposits are forfeited along with their earnings and applied to reduce future Company contributions to the Plan. Repayments and forfeitures must be made before the end of the Plan Year following the Plan Year to which the excess amounts are attributable.

(3) Earnings include amounts earned for the Plan Year in which the contributions were made.

Section C.14 Reductions During the Year. The provisions of this Appendix in no way restrict the Committee’s ability to reduce the amount of contributions which may be made during a Plan Year in order to try to prevent the Plan from exceeding the limits in this Appendix.

Section C.15 Unmatched Company Contributions. If as the result of the operation of Section 6.02 (the dollar limit on pre-tax deferrals, as indexed) and/or the 401(k) test and/or the 401 (m) test, a Participant’s contributions are reduced so that Company contributions on Matched Deposits previously made are no longer matched by sufficient Participant contributions, the Participant’s Company contributions on Matched Deposits will be reduced to properly match the Participant’s remaining contributions. The excess Company contributions on Matched Deposits will be forfeited and applied to reduce future Company contributions to the Plan.

Section C.16 Employee Stock Ownership Plan. Amounts allocated under an employee stock ownership plan described in Code Section 4975(e)(7) are counted under the 401(k) test and the 401(m) test for the Plan.

Section C.17 Compensation. For purposes of this Appendix, Compensation means Compensation as defined under Code Section 414(s).

APPENDIX D

Highly Compensated Participants

Section D.01 In General. This Appendix is intended only to implement Code Section 414(q) and shall not be construed to require anything more than that statute requires.

Section D.02 Highly Compensated Participant. A Highly Compensated Participant is any Employee who performs services for the Affiliated Companies during the Plan Year and is:

(a) An Eligible Employee who could actively participate in the Plan (i.e., by making contributions) during a Plan Year whether or not he or she does actively participate in the Plan; and

(b) Described under the 5%-Owner test of Section D.03 or the Preceding Plan Year Compensation Test of Section D.04.

Section D.03 5%-Owner Test. A Participant is considered a Highly Compensated Participant in the current Plan Year if he or she was a 5%-Owner at any time during the current Plan Year or during the preceding Plan Year.

Section D.04 Preceding Plan Year Compensation Test. A Participant is considered a Highly Compensated Participant in the current Plan Year if he or she earned compensation from the Affiliated Companies in excess of $110,000 (as indexed) during the preceding Plan Year.

Section D.05 5%-Owner. For purposes of this Section, an Employee is treated as a 5%-owner in a Plan Year if at any time during the Plan Year the Employee owned more than 5% of the outstanding stock of any member of the Affiliated Companies or stock possessing more than 5% of the total combined voting power of such stock.

(a) An Employee will be deemed to own not only his or her own stock but also any stock which he or she is treated as owning by Code Section 318. In addition, Code Section 318(a)(2)(C) is applied by substituting “5%” for “50%.”

(b) The rules of subsections (b), (c), and (m) of Code Section 414, which treat different but related employers as a single employer, do not apply for purposes of determining whether an Employee owns more than 5% of any member of the Affiliated Companies. That is, an Employee who owns more than just over 5% of a single subsidiary is a 5%-Owner.

Section D.06 Nonresident Aliens. For purposes of this Appendix, nonresident aliens who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Affiliated Companies which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be considered Employees.

Section D.07 Compensation. For purposes of this Appendix, the term “compensation” means all amounts paid to the Employee by the Affiliated Companies which is treated as “Compensation” under Code Section 415(c)(3). This includes amounts paid to the Employee during the entire Plan Year even if the Employee was an active Participant in the Plan only for part of the year. “Compensation” shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

APPENDIX E

Veterans’ Reemployment Rights

Section E.01 In General. This Appendix is intended only to implement Code Section 414(u) and shall not be construed to require anything more than that statute requires.

(a) Sections E.02-E.03 contain rules applicable to Qualified Veterans.

(b) Sections E.04-E.05 contain definitions applicable for purposes of this Appendix.

Section E.02 Service Credit. The following rules apply to Qualified Veterans:

(a) Qualified Military Service is counted as vesting service to the extent that the Qualified Veteran would have earned vesting service had he or she remained an Employee.

(b) Qualified Military Service is counted as months of points service to the extent that the Qualified Veteran would have earned months of points service had he or she remained an Employee.

(c) Qualified Military Service is counted as months of benefit service to the extent that the Qualified Veteran would have earned months of benefit service had he or she remained an Employee.

Section E.03 Compensation Credit. A Qualified Veteran’s rate of annual salary for periods of Qualified Military Service is determined by treating the Qualified Veteran as having received compensation during the Qualified Military Service equal to:

(a) The compensation that the Qualified Veteran would have received during the period of Qualified Military Service if the Qualified Veteran had continued to be employed by the Participating Companies, determined by the Committee in accordance with the Code and applicable regulations; or

(b) If the amount in subsection (a) is not reasonably certain, the Qualified Veteran’s average compensation from the Participating Companies during the calendar year (or, if shorter, such period of total employment) immediately preceding the calendar year in which the Qualified Veteran started his or her Qualified Military Service.

Section E.04 Qualified Veteran. An individual with Qualified Military Service who is entitled to reemployment rights as described in Code Section 414(u)(5).

Section E.05 Qualified Military Service. Service in the uniformed services (as described in Code Section 414(u)(5)) that entitles an individual to reemployment rights as described in Code Section 414(u)(5).

APPENDIX F

Service Counting After Acquisition By

Northrop Grumman Corporation

Section F.01 General.

(a) Historical Reference. This Appendix is intended for historical reference.

(b) Purpose. This Appendix prevents employees of the Northrop Grumman Group from receiving coverage or any credit for service or compensation under this Plan unless mandated by the minimum statutory requirements of the Code or ERISA or until the Plan and this Appendix are explicitly amended to provide otherwise. (For this purpose, “minimum statutory requirements” refers only to statutory provisions concerning coverage, compensation, and service. This Appendix overrides any Plan language that might otherwise give further rights than what the statutes alone require.)

(c) General Override. The provisions of this Appendix override any contrary provisions elsewhere in the documents governing the Plan.

(d) Definitions. For purposes of this Appendix:

(1) The term “Northrop Grumman Group” generally means Northrop Grumman Corporation and any entity affiliated with it under Code Section 414(b), (c), (m), or (o).

(A) With reference to periods before the Litton Acquisition Date, the term “Northrop Grumman Group” means the entire affiliated group.

(B) With reference to periods after the Litton Acquisition Date, the term “Northrop Grumman Group” means the entire affiliated group, but not including Litton (and any successor entity) and its subsidiaries.

(2) The term “Litton Acquisition Date” means the date on which Northrop Grumman Corporation purchased a majority interest in the shares of Litton in accordance with the exchange offer filed with the Securities and Exchange Commission on Form S-4.

(3) The term “Litton Affiliation Date” means the date as of which Litton (or any successor entity) becomes affiliated with Northrop Grumman Corporation under the rules of Code Section  414(b), (c), (m), or (o).

Section F.02 Acquisition of Litton Industries, Inc. Effective as of the Litton Acquisition Date, Litton was acquired and became a subsidiary of Northrop Grumman Corporation.

Section F.03 Controlled Group Parent After Affiliation. As of the Litton Affiliation Date, Northrop Grumman Corporation became the parent of the controlled group instead of

Litton. For periods on and after the Litton Affiliation Date, references to Litton Industries, Inc. as parent of the controlled group will be deemed instead to refer to Northrop Grumman Corporation.

Section F.04 Coverage. No individuals who were employees of Northrop Grumman Group immediately before the Litton Acquisition Date may participate in this Plan. No individuals who became employees of the Northrop Grumman Group after the Litton Acquisition Date may participate in this Plan.

Section F.05 Service with Northrop Grumman Group.

(a) Service with Northrop Grumman Group is counted under this Plan only if required by the provisions in the Code and ERISA governing service counting. No language in this Plan will be interpreted to give further rights than these statutes require.

(b) Service with the Northrop Grumman Group before the Litton Affiliation Date will not be counted as service for any purpose.

(c) Service performed with the Northrop Grumman Group after the Litton Affiliation Date is credited for participation and vesting purposes under this Plan only to the extent required by Code Sections 410(a) and 411(a) and ERISA Sections 202 and 203.

(d) No service with the Northrop Grumman Group will be counted in calculating benefits or determining entitlement to optional forms of payment or early retirement, disability, layoff, or plant shutdown benefits, even if otherwise determined by reference to vesting service.

Section F.06 Compensation. No compensation for services performed for the Northrop Grumman Group will be treated as compensation under this Plan, except to the extent required by ERISA or the Code.

Section F.07 Nonduplication. Employees are not covered by this Plan for any Plan Year or portion of a Plan Year if they are actively participating under any plan of the Northrop Grumman Group qualified under Code Section 401(a).

(a) Solely for purposes of this Section, employees are active participants in another plan if they are generally eligible to make or receive contributions or accrue benefits under the plan or would be but for limits in the plan.

(b) If an employee could be covered by two plans, both of which include this provision (or a similar provision), the plan administrators will resolve the discrepancy to allow eligibility for one plan or another but not both.

APPENDIX G

Employee Stock Ownership Plan

ARTICLE G1

General Provisions

Section G1.01 Single Plan. The ESOP is a part of the Plan. The ESOP and the Plan constitute a single plan. References to “the Plan” mean the entire Huntington Ingalls Industries Financial Security and Savings Program, including the ESOP.

Section G1.02 Application of Plan Provisions. The overall provisions of the Plan apply to the ESOP, except as modified by the ESOP provisions.

(a) Employee Deposits, Company contributions on Matched Deposits, and Special Contributions may be made to the ESOP.

(b) The only investment available under the ESOP is the Huntington Ingalls Industries Fund (except for amounts diversified under Article G10).

Section G1.03 Form of Contributions. Any contributions made to the ESOP may be made in the form of cash or Qualifying Securities at the discretion of the Company.

Section Gl.04 Discrimination Testing. Contributions to the ESOP must separately pass the 401(k) and 401(m) test and are not counted under the 401(k) or 401(m) test with respect to the Plan. See Appendix C.

Section Gl.05 Vesting. Allocations to ESOP Accounts vest in the same manner as contributions to the Plan generally. Qualifying Securities will be forfeited only after other assets in accordance with Treasury Regulation Section 54.4975-ll(d)(4).

Section G1.06 Forfeitures. Nonvested amounts under the ESOP are forfeited, restored, and applied to reduce Company contributions on Matched Deposits in the same manner as nonvested amounts under the Plan generally.

Section Gl.07 Section 415 Limitations. In the event the ESOP obtains a loan, the limitations of Code Section 415 (see Appendix A) will be based on contributions made to repay the loan which are allocated to a Participant’s ESOP Account rather than with respect to amounts released from the Suspense Account and allocated to a Participant’s account.

ARTICLE G2

Loan Requirements

Section G2.01 In General. The Board may direct that the ESOP obtain a loan to purchase Qualifying Securities or to repay a prior loan for the purchase of Qualifying Securities.

Section G2.02 Use of Loan Proceeds. The proceeds of any loan must be used within a reasonable time after their receipt only for any or all of the following purposes:

(a) To acquire Qualifying Securities.

(b) To repay the loan.

(c) To repay a prior loan.

Section G2.03 Price of Securities. The Trustee shall take all appropriate and necessary measures to ensure that the Plan trust pays no more than “adequate consideration” (within the meaning of ERISA Section 3(18)) for Qualifying Securities.

Section G2.04 Suspense Account. All Qualifying Securities acquired with the proceeds of a loan must be placed unallocated in the Suspense Account established by the Trustee. To the extent required for the purpose of pledging Qualifying Securities as collateral for a loan, the shares held as collateral in the Suspense Account may be physically segregated from other Trust assets.

Section G2.05 Restrictions on Securities. No security acquired with the proceeds of a loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP, whether or not the ESOP is still an ESOP at the time.

Section G2.06 Liability and Collateral. Any loan must be without recourse against the Plan.

(a) The only assets of the ESOP that may be given as collateral on a loan are Qualifying Securities that were acquired with the proceeds of the loan and those that were used as collateral on a prior loan repaid with the proceeds of the current loan.

(b) No person entitled to payment under a loan may have any right to assets of the ESOP other than:

(1) Collateral given for the loan;

(2) Contributions (other than contributions of Qualifying Securities) that are made under the ESOP to meet its obligations under the loan;

(3) Proceeds from the disposition of Qualifying Securities; and

(4) Earnings attributable to such collateral and the investment of such earnings and contributions and proceeds under (2) and (3).

Section G2.07 Release of Collateral. A loan must provide for the release of collateral in accordance with the provisions of Article G4.

Section G2.08 Payments. Payments made with respect to a loan during a Plan Year may not exceed an amount equal to the sum of:

(a) Contributions (and their earnings) made to the ESOP to meet its obligations under the loan minus such payments in prior years,

(b) Dividends (and their earnings) on Qualifying Securities held under the ESOP, and

(c) Proceeds (and their earnings) from the disposition of Qualifying Securities held in the Suspense Account.

Section G2.09 Separate Accounting. Amounts used to make loan payments under the preceding Section must be separately accounted for until the loan is repaid.

Section G2.10 Default. In the event of default on a loan, the value of Plan assets transferred in satisfaction of the loan may not exceed the amount of default. If the lender is a Disqualified Person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

Section G2.11 Interest Rate. The interest rate on a loan may not be in excess of a reasonable rate of interest, taking into account the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the ESOP and the guarantor (if any), and the interest rate prevailing for comparable loans. A variable interest rate may be reasonable.

Section G2.12 Loan Term. Any loan obtained by the ESOP must be for a specific term. A loan may not be payable at the demand of any person, except in the case of default.

ARTICLEG3

Loan Repayments

Section G3.01 Ordering Rule. Loan repayments will generally be made from the following sources in the following order:

(a) Dividends on Qualifying Securities held in the Suspense Account.

(b) Dividends on Qualifying Securities actually allocated to Participants’ ESOP Accounts.

(c) Company contributions on Matched Deposits under the ESOP.

To the extent only a portion of categories (b) or (c) are needed, amounts in a category will be taken pro rata from each Participant’s ESOP Account based on the ratio of the Participant’s Dividends or Company contributions on Matched Deposits for the month to the total amount taken from the particular category.

Section G3.02 Special Contributions. Special Contributions may also be used to repay a loan. For purposes of the ordering rule of the preceding Section, Special Contributions will be treated as allocated Dividends or Company contributions on Matched Deposits to the extent allocated on the basis of such Dividends or Contributions respectively. To the extent that Special Contributions are allocated on the basis of Compensation, they will be used to make loan repayments only after the amounts in (a), (b), and (c) of the preceding Section.

Section G3.03 Use of Qualifying Securities. Proceeds from the sale of Qualifying Securities may be used to repay a loan. The Committee will determine in what order such proceeds will be used for loan repayments in relation to the amounts specified in Section G3.01 and Section G3.02.

ARTICLE G4

Suspense Account

Section G4.01 Application. The rules of this Article apply whether or not Qualifying Securities are given as collateral for any loan.

Section G4.02 Suspense Account. All Qualifying Securities acquired from the proceeds of a loan (and any proceeds from the disposition of such Qualifying Securities) are held unallocated in the Suspense Account until released from the Suspense Account in accordance with this Article.

Section G4.03 Income. Any income on Qualifying Securities and any earnings on such income held in the Suspense Account will also be retained unallocated in the Suspense Account except to the extent used to pay off an ESOP loan.

Section G4.04 Rights to Suspense Account Amounts. No Participant or Beneficiary will have any right to any amounts in the Suspense Account until an amount is released from the Suspense Account and allocated to his or her ESOP Account.

Section G4.05 General Rule for Release From Suspense. Unless the special election described below is made, amounts held in the Suspense Account will be released from suspense as follows:

(a) As of the close of each calendar month during the duration of a loan, the number of Qualifying Securities released must equal the number of Qualifying Securities held immediately before release multiplied by a fraction:

(1) The numerator of the fraction is the amount of principal and interest paid for the month.

(2) The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future months.

(b) The number of future months under the loan must be determined without taking into account any possible extension or renewal periods.

(c) If the interest rate under the loan is variable, the interest to be paid in the future must be computed by using the interest rate applicable as of the end of the month of the allocation.

(d) If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

Section G4.06 Special Election. The Committee may elect (at the time a loan is obtained) or the terms of a loan may provide for the release of Qualifying Securities from the Suspense Account based solely on the ratio that the payment of principal for each Plan Year bears to the total principal amount of the loan. This method may be used only if the following rules are met:

(a) The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amounts for 10 years.

(b) The interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(c) This special election is not applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the original loan, the renewal period, the extension period, and the duration of a new exempt loan exceeds 10 years.

ARTICLE G5

Company Contributions

Section G5.01 Special Company Contributions. The Affiliated Companies may make special additional contributions to the ESOP not otherwise called for by the Plan. The decision whether to make such Special Contributions and the amount of any such contributions will be in the sole discretion of the Board.

Section G5.02 Allocation of Special Contributions. In the event that the Affiliated Companies decide to make a Special Contribution under Section G5.01, the ESOP will be amended to specify how the Special Contribution will be allocated.

Section G5.03 Section 415 Limitations. Allocations to a Participant’s ESOP Account under this Article will be subject to the limitations of Code Section 415 (see Appendix A).

ARTICLE G6

Dividends

Section G6.01 In General. This Article provides for the treatment of Dividends. These rules apply to Dividends on Qualifying Securities held in the Suspense Account as well as those already allocated to ESOP Accounts.

Section G6.02 Allocation of Dividends. Dividends on Qualifying Securities held in the Suspense Account will be held in the Suspense Account.’ Dividends on Qualifying Securities already allocated to a Participant’s ESOP Account will be allocated to that ESOP Account.

Section G6.03 Loan Repayments. If the ESOP has an outstanding loan, Dividends will be used to the maximum extent possible to repay the loan. Dividends will be taken first from the Suspense Account and then from Participants’ ESOP Accounts in proportion to the amount of Dividends in each ESOP Account.

Section G6.04 Excess Dividends.

(a) Cash Dividends. Cash Dividends that are not applied (or to be applied) to loan repayments under the preceding Section are subject to the election provided under Code Section 404(k)(2)(A)(iii). Each Participant will be provided, on a quarterly basis, with an option to have cash Dividends:

(1) Distributed to the Participant no later than 90 days after the close of the Plan Year in which the cash Dividends are paid to the Plan; or

(2) Paid to the Plan and reinvested in Qualifying Securities in the Participant’s Account.

If a Participant fails to make an election, the cash Dividends will be paid to the Plan and reinvested in Qualifying Securities in the Participant’s account. Participants will be fully vested in cash Dividends with respect to which an election under this Section is offered.

(b) Stock Dividends. Stock Dividends are not applied to loan repayments and are not subject to the election in (a). Stock Dividends on Qualifying Securities already allocated to a Participant’s ESOP Account will be allocated to that ESOP Account as Qualifying Securities.

Section G6.05 Conditioned on Deductibility. Distribution of Dividends under the preceding Section will be made only if the Committee can reasonably determine that the distributed Dividends will be deductible for federal income tax purposes by the Company under the provisions of the Code, including Code Section 404(k) or any successor provision.

Section G6.06 Direct Distribution of Dividends. The Company may, in its discretion, distribute Dividends directly to Participants rather than paying them to the Plan for distribution to Participants.

Section G6.07 Meaning of “Participant”. For purposes of this Article, the term “Participant” includes a Beneficiary who retains credit under an ESOP Account following a Participant’s death.

ARTICLE G7

Allocations of Suspense Account Amounts

Section G7.01 In General. Qualifying Securities and other amounts released from the Suspense Account are allocated to Participants’ Accounts under the rules of this Article.

Section G7.02 Release From Suspense Account. Amounts released from the Suspense Account are allocated as of the close of each month in the following order (until all amounts available for allocation are used up):

(a) First, to the extent Dividends on Qualifying Securities allocated to a Participant’s ESOP Account (which includes a Beneficiary’s ESOP Account) are used to make a loan payment, Qualifying Securities with a fair market value equal to the greater of the following two amounts will be allocated to the Participant’s ESOP Account:

(1) The amount of the dividend that would have been allocated to the Participant’s account but for the loan payment.

(2) The amount determined by multiplying the total amount released from suspense for the month by the ratio of the amount determined in (1) to the total loan payment for the month.

(b) Second, to the extent Company contributions on Matched Deposits on behalf of a Participant are used to make a loan payment, the greater of the following two amounts will be allocated to the Participant’s ESOP Account:

(1) The amount of the Company contribution on Matched Deposits that would have been allocated to the Participant’s account but for the loan payment.

(2) The amount determined by multiplying the total amount released from suspense for the month by the ratio of the amount determined in (1) to the total loan payment for the month.

(c) Third, an amount will be allocated with respect to Dividends on Qualifying Securities held in the Suspense Account.

(1) This amount will be determined by multiplying the total amount released from suspense for the month by the ratio of the unallocated Dividends used to make a loan payment for the month to the total loan payment for the month. If this is greater than the amount which remains to be allocated after (a) and (b), then such lesser amount will be allocated under this subsection (c).

(2) The amount determined in (1) will be allocated to Participants based on the ratio of the Company contributions on Matched Deposits allocated to their ESOP Accounts for the month to the total Company contributions allocated to ESOP Accounts for the month.

(d) Fourth, if any amounts remain, they will be allocated in proportion to Compensation for the Plan Year to the ESOP Accounts of all Participants who have a contribution made to the ESOP for the month or to Participants who are Eligible Employees as of the last day of the month, depending on which group received an allocation of Special Contributions for the month (see Section G5.02).

Section G7.03 Allocation of Amounts Attributable to Special Contributions. Special Contributions will be treated as Dividends under (a) of the preceding Section or Company contributions on Matched Deposits under (b) of the preceding Section if they are allocated on the basis of such Dividends or Company contributions on Matched Deposits respectively.

Section G7.04 Release of Collateral. Amounts released from the Suspense Account will not necessarily correspond to the amount of collateral released each year. The amount of collateral released will depend on the terms of a loan and whether securities purchased with the proceeds of a loan increase or decrease in value.

Section G7.05 Section 415 Limits. Amounts released from the Suspense Account during a year and allocated to Participants’ ESOP Accounts are not counted as “annual additions” for purposes of Code Section 415 (see Appendix A).

ARTICLE G8

Voting Rights and Tender Offers

Section G8.01 In General. Qualifying Securities may be subject to an offer to purchase or otherwise acquire from time to time. In addition, Qualifying Securities may carry the right to vote on particular (or all) issues subject to a vote by shareholders of the Company and such votes may be subject to proxy solicitations. This Article sets forth provisions governing responses to such offers for and such voting of Qualifying Securities held under the Trust Agreement and for responses to proxy solicitations. The provisions of this Article, and the corresponding provisions in the Employee Benefit Plans Master Trust Agreement are to be construed identically.

Section G8.02 Voting of Qualifying Securities. Shares of Qualifying Securities shall be voted by the Trustee only in accordance with directions from Participants as provided below:

(a) Participants Entitled to Vote. Participants entitled to instruct the Trustee with regard to voting shall be those Participants, including beneficiaries, (the “Eligible Voting Participants”) who retain credit under an ESOP Account. The list of Eligible Voting Participants will be fixed by the Committee as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the record date established by the Board for the matter or matters to be voted on. However, if such Determination Date is less than twenty-five days prior to such record date, the applicable Determination Date shall be the last day of the second preceding month. Eligible Voting Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.

(b) Allocation of Shares. The number of shares initially allocated to an Eligible Voting Participant for purposes of voting will be the number (calculated to 5 decimal places) obtained by (1) dividing the number of shares of Qualifying Securities of the Plan held in the Huntington Ingalls Industries Fund (as defined in the Plan’s Trust Agreement) as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Fund credited to the accounts of all Eligible Voting Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Fund credited to the account of such Eligible Voting Participant as of the close of business on such Determination Date.

(c) Notification of Participants. In connection with the solicitation of proxies, the Company, on behalf of the Trustee, shall notify all Eligible Voting Participants of their rights with respect to voting and:

(1) shall furnish to the Eligible Voting Participants all soliciting and other materials furnished to the Company’s shareholders generally concerning the matter or matters to be voted on;

(2) shall solicit for the Trustee voting instructions from the Eligible Voting Participants concerning such matter or matters;

(3) shall state in the notice the date as of which instructions must be received by the Company from Eligible Voting Participants in order to be considered timely;

(4) shall notify each Eligible Voting Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Voting Participant is entitled to give voting instructions to the Trustee under Section G8.02(b); and

(5) shall state in such notice that the Eligible Voting Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).

(d) Voting of Shares. Each Eligible Voting Participant is entitled to direct the Trustee with respect to the voting of the shares allocated to such Eligible Voting Participant under Section G8.02(b) as well as the Eligible Voting Participant’s portion of the Plan’s undirected shares. The Trustee shall follow timely and proper instructions received from Eligible Voting Participants.

(1) The portion of undirected shares allocable to each Eligible Voting Participant from whom timely and proper directions are received shall be equal to the total number of the Plan’s undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Voting Participant under Section G8.02(b) and the denominator of the fraction will be the total number of shares allocated under Section G8.02(b) to Eligible Voting Participants from whom timely and proper instructions are received.

(2) The total number of undirected shares shall be the sum of all shares held by Eligible Voting Participants for which timely and proper instructions are not received, shares of the Plan credited to the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before the record date for the vote in question, less undirected shares of the Plan sold or otherwise disposed of by the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before such record date, and shares of the Plan held in a suspense account and not allocated to Participants’ accounts as of the Determination Date.

(e) Action by Trustee. As soon as practicable prior to the annual meeting or other meeting or voting deadline for which proxies have been solicited, the Trustee shall execute and deliver to the Company a proxy or proxies which accord with the rules of Section G8.02(d).

Section G8.03 Tender Offers, Etc. In the event any offer is made to shareholders generally by any person, corporation, or other entity (the “Offeror”) to purchase or otherwise acquire any or all of the Company’s Qualifying Securities, including Qualifying Securities then held in the Huntington Ingalls Industries Fund (an “Offer”), such Qualifying Securities shall be tendered for sale or exchange by the Trustee only in accordance with directions from Participants as provided below:

(a) Participants Entitled to Direct Trustee. Participants entitled to instruct the Trustee with regard to an Offer shall be those Participants, including beneficiaries, (the “Eligible Tender Offer Participants”) who retain credit under an ESOP Account. The list of Eligible Tender Offer Participants will be fixed as of the Determination Date for purposes of this Section, which shall be the last day of the month next preceding the date on which copies of the offer or invitation for tenders are first published or sent or given to the Company’s shareholders. However, if such Determination Date is less than twenty-five days prior to such date on which copies of the offer or invitation for tenders are first so published or sent or given, the applicable Determination Date shall be the last day of the second preceding month. Eligible Tender Offer Participants shall be named fiduciaries (under ERISA Section 403(a)(1)) for purposes of directing the Trustee under this Section.

(b) Allocation of Shares. The number of shares initially allocated to an Eligible Tender Offer Participant for purposes of directing a response to an Offer will be the number (calculated to 5 decimal places) obtained by (1) dividing the number of shares of Qualifying Securities of the Plan held in the Huntington Ingalls Industries Fund as of the close of business on the applicable Determination Date by the number of units in the Huntington Ingalls Industries Fund credited to the accounts of all Eligible Tender Offer Participants as of such Determination Date, and (2) multiplying the quotient so obtained by the number of units in the Huntington Ingalls Industries Fund credited to the account of such Eligible Tender Offer Participant as of the close of business on such Determination Date.

(c) Notification of Participants. In connection with the solicitation of instructions, the Company, on behalf of the Trustee, shall notify all Eligible Tender Offer Participants of their rights with respect to directing the disposition of shares under this Section G8.03 and:

(1) shall furnish to the Eligible Tender Offer Participants all materials and written information furnished to the Company’s shareholders generally by the Offeror and by the Company in connection with the Offer;

(2) shall solicit for the Trustee instructions from the Eligible Tender Offer Participants concerning the Offer;

(3) shall state in the notice the date as of which instructions must be received by the Company from Eligible Tender Offer Participants in order to be considered timely;

(4) shall notify each Eligible Offer Participant in writing of the number of shares of Qualifying Securities as to which such Eligible Tender Offer Participant is entitled to give instructions to the Trustee under Section G8.03(b); and

(5) shall state in such notice that the Eligible Tender Offer Participant’s instructions shall also apply to his or her portion of the undirected shares (described below).

(d) Direction of Shares. Each Eligible Tender Offer Participant is entitled to give the Trustee instructions which are consistent as to all (but not less than all) of the shares allocated to such Eligible Tender Offer Participant under Section G8.03(b) as well as the Eligible Tender Offer Participant’s portion of the Plan’s undirected shares. For instance, the Eligible Tender Offer Participant may direct the Trustee to tender all such shares, or not to tender all such shares. The Trustee shall follow timely and proper instructions received from Eligible Tender Offer Participants.

(1) The portion of undirected shares allocable to each Eligible Tender Offer Participant from whom timely and proper directions are received shall be equal to the total number of the Plan’s undirected shares multiplied by a fraction. The numerator of the fraction shall be the number of shares allocated to the Eligible Tender Offer Participant under Section G8.03(b) and the denominator of the fraction will be the total number of shares allocated under Section G8.03(b) to Eligible Tender Offer Participants from whom timely and proper instructions are received.

(2) The total number of undirected shares shall be the sum of all shares held by Eligible Tender Offer Participants for which timely and proper instructions are not received, shares of the Plan credited to the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before the record date for the vote in question, less shares of the Plan sold or otherwise disposed of by the Huntington Ingalls Industries Fund after the applicable Determination Date but on or before such record date, and shares of the Plan held in a suspense account and not allocated to Participants’ accounts as of the Determination Date.

(3) The Trustee will tender undirected shares proportionately from all Participant accounts (as well as any suspense account) which contain undirected shares. For example, if the Trustee receives directions which are, in the aggregate, 25% in favor of tendering and 75% against tendering, it will tender one share from an account with four undirected shares.

(e) Withdrawals of Shares. In the event, under the terms of an Offer or otherwise, any shares of Qualifying Securities tendered for sale or exchange pursuant to such Offer may be withdrawn from such Offer, the Trustee will follow timely and proper instructions from Eligible Tender Offer Participants respecting the withdrawal of shares from the Offer in the same manner as instructions under Section G8.03(d).

(f) Multiple Offers. If more than one Offer is made covering overlapping time periods for Qualifying Securities in the Huntington Ingalls Industries Fund, the Trustee will follow the rules of this Section G8.03 with respect to all such Offers. This may require (1) more than one notification to Eligible Tender Offer Participants under

Section G8.03(c); (2) soliciting instructions from Eligible Tender Offer Participants as to whether they wish to withdraw shares from one Offer and tender them for sale or exchange under another Offer; and (3) soliciting instructions from Eligible Tender Offer Participants who have rejected one Offer to see whether they wish to direct the tender of shares for sale or exchange under another Offer.

(g) Allocation of Shares Accepted by Offeror. In the event that the Offeror takes up and pays for fewer than all of the shares tendered for sale or exchange by the Trustee on behalf of Eligible Tender Offer Participants, then the Trustee shall, to the extent necessary, reduce the number of shares proffered from each account proportionately. The Trustee shall use a random method to the extent necessary to allocate any residual fractional shares between accounts.

(h) Treatment of Proceeds. In the event that shares are tendered for sale or exchange on behalf of an Eligible Tender Offer Participant pursuant to this Section, the proceeds (cash or otherwise) received upon the acceptance of such tender or exchange by the Offeror shall be credited to the account of such Eligible Tender Offer Participant. The cash proceeds so credited shall purchase units and fractions of units in the Plan’s funds other than the Huntington Ingalls Industries Fund (as defined in the Plan), in accordance with the allocation then in effect for such Eligible Tender Offer Participant’s own contributions. The non-cash proceeds (if any) so credited shall be held by the Trustee pending further instructions from the Investment Committee.

ARTICLE G9

Investments

Section G9.01 Huntington Ingalls Industries Fund. Except as otherwise provided in the Trust Agreement, all amounts held under the ESOP and not diversified under Article G10 shall be held in the Huntington Ingalls Industries Fund under the Trust Agreement and shall be used to purchase Qualifying Securities.

(a) Cash set aside to meet ongoing liquidity needs and amounts temporarily liquid pending investment in Qualifying Securities may be invested in obligations of the federal government (including any agency or instrumentality thereof), certificates of deposit, any common or group trust funds maintained by the Trustee or other bank or trust company, and in commercial paper other than obligations of the Company.

(b) Purchases of Qualifying Securities may be made from or through any source including the Company or a Participant.

(c) Rights, options, or warrants offered to purchase Huntington Ingalls Industries, Inc. common stock shall be exercised by the Trustee to the extent that there is cash available for investment. To the extent cash is not available, the same shall be sold on the open market.

(d) Conversion of convertible preferred stock shall be accomplished at the discretion of the Trustee. Stock distributions shall be made only in Huntington Ingalls Industries, Inc. common stock which is publicly traded and is not subject to a trading limitation. For these purposes, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation under a federal or state securities law, or any agreement affecting the security which would make the security not as freely tradable as one not subject to such restriction. The preceding sentence is to be construed in accordance with Treasury Regulation Section 54.4975-7(b)(10).

Section G9.02 Primary Investment. Funds held under the ESOP are to be primarily invested in Qualifying Securities as required by ERISA and the Code, except to the extent diversified under Article G10.

ARTICLE G10

Diversification

Section G10.01 In General. This Article provides for the diversification of investments under the ESOP in certain circumstances for Participants meeting certain conditions.

Section G10.02 Eligibility. Each Participant is immediately eligible for the diversification election below.

Section G10.03 Diversification Election. A Participant eligible to make the diversification election may elect to diversify up to 100% of his or her ESOP Account.

(a) Diversification consists of transferring amounts among the ESOP Account and one or more of the other investment funds under the Plan.

(b) The general rules under the Plan applicable to transfers between investment funds will apply (except for the rule forbidding transfers from the Huntington Ingalls Industries Fund).

Section G10.04 Timing of Election. An eligible Participant may elect to diversify at any time. Elections must be made according to the rules and procedures of the Committee.

ARTICLE G11

Distributions

Section G11.01 Application. The distributions rules of this Article are in addition to the regular distributions rules of the Plan and are not intended to supplant those rules.

Section G11.02 Timing of Distributions. The distribution of the vested portion of a Participant’s ESOP Account will be made at the same time as his or her distribution under the Plan, as soon as possible after the election of distribution.

Section G11.03 Exception for Financed Securities. That portion of a Participant’s ESOP Account which includes Qualifying Securities acquired with the proceeds of a loan will not be distributed until the close of the Plan Year in which the loan is repaid in full.

Section G11.04 Form of Distributions. Participants may elect to receive between 1-100%, in whole percentages, of the amounts in their ESOP Account (excluding any amounts which have been diversified under Article G10) in the form of Qualifying Securities. Any amount not distributed in the form of Qualifying Securities will be distributed in cash.

Section G11.05 Condition of Distributions. The rules for distributions under the ESOP are all conditioned on the present requirement that stock distributions shall be made only in Huntington Ingalls Industries, Inc. common stock which is publicly traded and is not subject to a trading limitation (see Section G9.01(d)) and the absence of any investments in Qualifying Securities other than such common stock. Should these conditions change in the future, the ESOP may be amended to provide for other distribution rules.

ARTICLE G12

Termination

Section G12.01 Termination. In addition to the general termination provisions of the Plan, the ESOP shall terminate if the Company does not receive an initial determination from the IRS that the ESOP qualifies as an ESOP under Code Section 4975(e)(7) or if changes in the law prevent a deduction under Code Section 404(k) of all Dividends under the ESOP that are applied to repay a loan or passed-through to Participants.

APPENDIX H

Huntington Ingalls Industries Transfer Provisions

ARTICLE HI

Application and Definitions

Section H1.01 Application. The provisions of this Appendix H provide special rules governing the spin-off of the shipbuilding businesses of the Northrop Grumman Group to the Affiliated Companies.

Section H1.02 Definitions. The following definitions apply exclusively for purposes of this Appendix H:

(a) Delayed Transfer Employee. An employee whose employment transfers upon mutual agreement of Huntington Ingalls Industries, Inc. and Northrop Grumman Corporation, within 45 days after the Spin-Off, from the Northrop Grumman Group to the Affiliated Companies or from the Affiliated Companies to the Northrop Grumman Group because the employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date, and who was continuously employed by a member of the Affiliated Companies or the Northrop Grumman Group (as applicable) from the Distribution Date through the date such employee commences active employment with a member of the Northrop Grumman Group or the Affiliated Companies (as applicable). Notwithstanding anything herein to the contrary, the mutual agreement with respect to, and actual commencement of employment with the Affiliated Companies or the Northrop Grumman Group (as applicable) of, any Delayed Transfer Employee must occur on or before 45 days after the Distribution Date.

(b) Distribution Date. The date the Northrop Grumman Group distributes to its stockholders its entire interest in the Company and any Affiliated Company by way of a stock dividend.

(c) Northrop Grumman Group. The Northrop Grumman Corporation and all members of the Northrop Grumman Corporation’s controlled group as determined under Code Section 414.

ARTICLE H2

Transfers and Rehires

Section H2.01 Service Credit. For Eligible Employees transferred to the Affiliated Companies on the Distribution Date or as Delayed Transfer Employees, the Affiliated Companies shall provide credit under the Plan for service before the Distribution Date with the Affiliated Companies and the Northrop Grumman Group for purposes of calculating Years of Service to the same extent that such service was recognized under the relevant Northrop Grumman Group employee benefit plans; provided, however, that the Plan shall apply any applicable break-in-service rules to the extent provided under the Plan, as if such service was service with the Company or any Affiliated Company. Additionally, a Delayed Transfer Employee’s service with the Northrop Grumman Group following the Distribution Date shall be recognized for purposes of Years of Service under the Plan, subject to the otherwise applicable provisions. Notwithstanding the prior provisions of this Section H2.01, no employee shall receive duplicative service under this Plan and an employee benefit plan maintained by the Northrop Grumman Group.

Section H2.02 Former Employees. If a former Employee of the Northrop Grumman Group becomes employed by the Affiliated Companies other than on the Distribution Date or as a Delayed Transfer Employee, then the Plan will not recognize for any purpose such individual’s service with the Northrop Grumman Group before or after the Distribution Date, except to the extent required by law.

Section H2.03 Continuation of Elections. The Company shall cause the Plan to recognize and maintain all elections of a Participant, beneficiary, or alternate payee in effect under the Northrop Grumman Financial Security and Savings Program immediately prior to the transfer of his or her account(s) from the Northrop Grumman Financial Security and Savings Program to the Plan, including, but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders; provided, however, that investment elections relating to the Northrop Grumman Fund shall be deemed to apply to an Investment Fund that is a “qualified default investment alternative” under 29 CFR Section 2550.404c-5(e) unless otherwise specified by the Investment Committee.

Section H2.04 Transfers to Northrop Grumman Group. In the event that a Participant returns to employment with the Northrop Grumman Group as a Delayed Transfer Employee, the Company shall cause the Plan to transfer to the applicable Northrop Grumman Group employee benefit plan the accounts, liabilities, and related assets in the Plan attributable to such Participant (and his or her alternate payees, if any) as soon as reasonably practicable following the date of rehire by the Northrop Grumman Group. The transfer of assets shall be in cash and include outstanding loan balances and forfeitures and be conducted in accordance with Code Section 414(1) and Treasury Regulation Section 1.414(1)-1, and ERISA Section 208. In the event that a Participant returns to employment with the Northrop Grumman Group other than as a Delayed Transfer Employee, the Plan has no obligation to make any transfer to the applicable Northrop Grumman Group employee benefit plan other than as may be otherwise required by law or other terms of the Plan.

ARTICLE H3

Plan Limits and Non-Discrimination Testing

Section H3.01 Code Section 401(a)(17) Limits. For the 2011 Plan Year, the Code Section 40l(a)(17) limit on Compensation shall apply to all compensation paid by the Northrop Grumman Group or the Affiliated Companies. Consequently, all 2011 Plan benefits shall be based on no more than $245,000 of compensation, regardless of whether such compensation was paid by the Northrop Grumman Group or the Affiliated Companies.

Section H3.02 Code Section 415 Limits. For the 2011 Plan Year, the combined benefits under the Plan, and any defined contribution plan sponsored by the Northrop Grumman Group or the Affiliated Companies shall not exceed the 2011 Code Section 415 limits, applying such limits as if all such plans were sponsored within the same controlled group, as defined under Code Section 414. Consequently, combined benefits under the Plan, and any defined contribution plan sponsored by the Northrop Grumman Group or the Affiliated Companies shall not exceed the lesser of $49,000 or 100% of an individual’s total compensation paid by the Northrop Grumman Group or the Affiliated Companies.

Section H3.03 Code Section 402(g) Limits. During the 2011 Plan Year, a Participant’s Deposits shall be limited to the Code Section 402(g) limit taking into account any equivalent contributions made by such Participant to a defined contribution sponsored by the Northrop Grumman Group.

Section H3.04 Non-Discrimination Testing. All applicable non-discrimination testing not expressly mentioned above shall be performed by the Plan without reference to any employee benefit plan sponsored by the Northrop Grumman Group.

EXHIBIT A

Participating Companies

Ingalls Ships Systems (Represented employees except Guards)

(Entity 146)

EXHIBIT B

Eligible Pay

For a listing of specific elements included in and excluded from “Compensation,” see the definition of “Standard Compensation” in the Standard Definitions and Procedures for Certain Huntington Ingalls Industries, Inc. Retirement Plans (the “Document”). The Document may be amended at any time by the individual or entity named in Section 1.02 of the Document.

EXHIBIT C

Form Power of Attorney

Effective on and after January 1, 2012, any individual (the “Principal”) who wishes to designate an agent to act on his or her behalf with respect to the Plan must use a power of attorney form prescribed by the Committee, or its delegate (the “Form Power of Attorney”). The Form Power of Attorney shall be controlling with respect to the Plan until the Form Power of Attorney ceases to be in effect in accordance with its terms. The Form Power of Attorney shall supersede any other power of attorney created by the Principal to the extent such other power of attorney relates to the Plan. The Form Power of Attorney and its scope and effect shall be interpreted by the Committee, or its delegate. In the event of any lawsuit involving the Principal’s intent under the Form Power of Attorney, the Form Power of Attorney shall be interpreted in accordance with the Commonwealth of Virginia’s Uniform Power of Attorney Act, to the extent not inconsistent with the express terms of the Form Power of Attorney and to the extent not preempted by ERISA.